UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PNM Resources, Inc.
(Name of Registrant as Specified In Its Charter)

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PNM Resources, Inc. Alvarado SquareAlbuquerque, NM 87158

Notice of Annual Meeting of Shareholders

Tuesday, May 17, 2005

9:00 a.m., Mountain Daylight Time

National Hispanic Cultural Center

1701 Fourth Street, SW

Albuquerque, New Mexico

April 1, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PNM Resources, Inc. (“PNM Resources”).  The meeting will be held on Tuesday, May 17, 2005, at 9:00 a.m. (Mountain Daylight Time), at the National Hispanic Cultural Center, Bank of America Theatre, 1701 Fourth Street, SW, Albuquerque, New Mexico.  A map to the meeting location is included on the back page of this proxy statement for your reference.  At the meeting, shareholders are being asked to:

•      Elect three (3) directors.

•      Act upon a proposal to approve the appointment of Deloitte & Touche LLP, as independent public accountants for 2005.

•      Approve an amendment to the Restated Articles of Incorporation of PNM Resources, Inc.

•      Approve the Amended and Restated Omnibus Performance Equity Plan (“PEP”).

•      Transact any other business properly brought up at the meeting.

Holders of PNM Resources common stock of record at the close of business on March 28, 2005, may vote at the meeting.

This proxy statement and proxy card are being distributed on or about April 1, 2005.  Your vote is important.  The continuing interest of our shareholders in the business of PNM Resources is appreciated and we hope you will be able to attend.

Sincerely,

Jeffry E. Sterba
Chairman of the Board, President and
Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting	Cover

Summary of Proposals You Are Asked to Vote On	1

Introduction	2
Governance.	2
Code of Ethics	2
Attendance and Voting Matters	2

Proposal 1: Election of Directors	4

Directors Nominated This Year	5
Directors Continuing in Office	6
Board of Directors	8
Communication with the Board	9
Directors’ Service Policy	9
Board Committees and their Functions	9
PNM Resources Common Stock Owned by Executive Officers and Directors	12
Ownership of More than Five Percent of PNM Resources Common Stock	13
Director Compensation	14
Performance Graph	15
Audit and Ethics Committee Report	16
Independent Auditor Fees	18

Proposal 2: Approval of Independent Public Accountants	18

Proposal 3: Approval of Amendment to the Restated Articles of Incorporation of PNM Resources, Inc.	19

Proposal 4: Approval of Amended and Restated Omnibus Performance Equity Plan	21

Additional Amended Plan Benefits Information	26
Human Resources and Compensation Report	27
Executive Compensation	30
Summary Compensation Table	30
Option Grants and Exercises in 2004	31
Retirement Plan and Related Matters	32
Employment Contracts, Termination of Employment and Change in Control Agreements	35
Equity Compensation Plan Information	36
Other Matters	37

Appendix A - Corporate Governance Principles	A-1
Appendix B - Amendment to Restated Articles of Incorporation	B-1
Appendix C – Amended and Restated Omnibus Performance Equity Plan	C-1
Appendix D – Audit and Ethics Committee Charter	D-1
Appendix E – Finance Committee Charter	E-1
Appendix F – Governance and Public Policy Committee Charter	F-1
Appendix G – Human Resources and Compensation Committee Charter	G-1

i

PNM Resources, Inc.

Proxy Statement for 2005 Annual Meeting of Shareholders

Tuesday, May 17, 2005

SUMMARY OF PROPOSALS YOU ARE ASKED TO VOTE ON

This proxy statement summarizes the information you need to know to vote at the 2005 Annual Meeting of Shareholders (“Annual Meeting”).  You do not need to attend the Annual Meeting to vote your shares.  We first mailed the proxy statement and proxy card to shareholders on or about April 1, 2005.

Proposal 1 – Election of Directors

The Board recommends Adelmo E. Archuleta, Julie A. Dobson and Charles E. McMahen for election to the Board of Directors (“Board” or “Directors”) of PNM Resources, Inc. at the Annual Meeting.  Detailed information on these nominees is provided on page 5.  Directors are elected for a three-year term.  If a nominee becomes unavailable for election, proxy holders will vote for another nominee proposed by the Board.

The Board of Directors unanimously recommends a vote FOR each director nominee.

Proposal 2 – Approval of Independent Public Accountants

The Audit and Ethics Committee (“Audit Committee”) of the Board, which is composed entirely of independent non-employee directors, selects and hires the independent public accountant to audit the Company’s books, subject to ratification by the Company’s shareholders.  The Audit Committee has selected Deloitte & Touche LLP to audit the Company’s consolidated financial statements for the fiscal year beginning January 1, 2005.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting, where they will have the opportunity to make statements and answer questions.  If shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee would reconsider its selection.

The Board of Directors unanimously recommends a vote FOR the appointment of Deloitte & Touche LLP, as independent public accountants for fiscal year 2005.

Proposal 3 – Approval of an Amendment to Restated Articles of Incorporation of PNM Resources Inc.

The Board is asking shareholders to approve an amendment to the Restated Articles of Incorporation of PNM Resources (“Articles”) to authorize the granting of additional voting rights to holders of any series of preferred stock that is convertible into common stock, subject to a cap on the amount of preferred stock that may be outstanding at any one time with the additional new voting rights.

The Board of Directors unanimously recommends a vote FOR the Approval of an Amendment to the Restated Articles of Incorporation of PNM Resources, Inc.

Proposal 4 – Approval of the Amended and Restated Omnibus Performance Equity Plan

The Board is asking shareholders to approve amending the current Omnibus Performance Equity Plan to permit non-employee Board members to participate, to increase the number of shares available for award by 4,500,000 shares to a total of 8,250,000 shares, to extend the term of the plan from the end of 2010 to 2015 and to make changes to the plan to facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”).  The plan has been restated to incorporate these amendments.

The Board of Directors unanimously recommends a vote FOR the Approval of the Amended and Restated Omnibus Performance Equity Plan.

INTRODUCTION

PNM Resources, Inc. (“PNM Resources” or the “Company”) trades on the New York Stock Exchange (“NYSE”) under the “PNM” symbol.  Public Service Company of New Mexico (“PNM”) is the principal subsidiary of PNM Resources, serving approximately 471,000 natural gas customers and 413,000 electric customers in New Mexico.  PNM also sells power on the wholesale market in the western United States.

GOVERNANCE

The Board recognizes the importance of corporate governance to the proper management of the Company.  Accordingly, the Board has organized the various governance policies adopted and practiced over the years into a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company.  These principles have been approved by the full Board after analysis of policy considerations, and the Board has chosen those practices they believe to be in the best interests of its investors.  Because the Board recognizes the on-going debate with regard to corporate governance practices, it has charged its Governance and Public Policy Committee with reviewing the principles at least annually (or more often if necessary) and to recommend any necessary changes to the Board.

The Corporate Governance Principles document is attached as Appendix A and can also be found on PNM Resources’ website at www.pnm.com/governance.  The principles document sets forth key practices and addresses the following:

•      Responsibilities of the Board

•      Process for Director Nominations

•      Director Qualifications

•      Director Independence

•      Planning/Oversight Functions

•      Director Service

CODE OF ETHICS

The Company has adopted a code of ethics, Do the Right Thing-Principles of Business Conduct, that applies to all directors, officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees.  Do the Right Thing is available in print to any shareholder who requests it by writing to the Ethics and Compliance Department, PNM Resources, Inc., Alvarado Square, MS-2804, Albuquerque New Mexico 87158.  Do the Right Thing is also available on our website at www.pnm.com/governance.  The Company will post amendments to or waivers from its code of ethics (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, or auditing matters, and other matters involving violations of law are handled in accordance with the complaint procedures adopted by the Audit Committee that are posted on our website at www.pnm.com/governance. We have also established an anonymous/confidential hotline through which employees may report concerns about the Company’s business practices.

ATTENDANCE AND VOTING MATTERS

Admission tickets will be distributed at the registration tables in the lobby of the National Hispanic Cultural Center, Bank of America Theatre, prior to the Annual Meeting.  Attendance is limited to shareholders of record on March 28, 2005.  If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of the record date.

For your convenience, we have established four easy methods for voting:

In Person:	You can attend and cast your vote at the Annual Meeting.

By Telephone:	For automated telephone voting, call 1-866-540-5760 (toll free) (Please refer to the instructions on the enclosed proxy card.)

By Internet:

Access http://www.proxyvoting.com/pnm (Please refer to the instructions on the enclosed proxy card.

NOTE: There is a different Internet address for shares held in the 401(k) plan. Access http://www.proxyvoting.com/pnm-emp)

Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be paid by the shareholder.

By Mail:	Simply return your executed proxy card in the enclosed postage-paid envelope.

Your shares will be voted in the manner you indicate.  In the absence of specific instructions, proxies will be voted by those named in the proxy FOR the election of directors nominated, FOR the approval of the selection of Deloitte & Touche LLP, as independent public accountants, FOR approval of an amendment to the Restated Articles of Incorporation of PNM Resources, Inc., and FOR approval of the Amended and Restated Omnibus Performance Equity Plan and on all other matters in accordance with their best judgment.  You can revoke your proxy at any time before it is exercised and vote your shares in person if you attend the meeting.

Each share of PNM Resources common stock you own entitles you to one vote.  As of March 28, 2005, there were 60,464,595 shares of PNM Resources common stock outstanding.

Quorum and Vote Necessary for Action - A quorum of shareholders is necessary to hold a valid meeting. If at least a majority of the PNM Resources common stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy, a quorum will exist.

A quorum and the affirmative vote of the holders of a majority of the shares of PNM Resources common stock present, in person or by proxy, and entitled to vote at the Annual Meeting are required to elect directors, approve the appointment of independent public accountants and approve the Amended and Restated Omnibus Performance Equity Plan.  Abstentions will have the effect of a vote against these matters while broker non-votes will not be counted in calculating voting results on these matters.

Further, in order to satisfy the requirements of New Mexico law relating to director conflict of interest transactions, the vote of the holders of a majority of the shares of PNM Resources common stock entitled to be counted at the annual Meeting is required to approve the Amended and Restated Omnibus Performance Equity Plan and shares owned by or voted under the control of a non-employee director are not entitled to be counted in the vote concerning approval of the Amended and Restated Omnibus Performance Equity Plan.

A quorum and the affirmative vote of the holders of a majority of the shares of PNM Resources common stock entitled to vote at the Annual Meeting are required to amend the Restated Articles of Incorporation of PNM Resources.   Abstentions and broker non-votes will have the effect of a vote against this matter.

Shares Held In Street Name - If your shares are registered in your name on the books and records of our transfer agent, you are a registered stockholder.  If your shares are held for you in the name of your broker or bank, your shares are held in street name.   If you do not return your proxy and your shares are held in street name, your brokerage firm may vote your shares on certain “routine” matters.   When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting.  The election of directors and the approval of the appointment of Deloitte & Touche LLP as independent public accountants for 2005 are considered routine matters for which brokerage firms may vote your shares without your proxy.

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given.    Proposals 3 (approve an amendment to the Restated Articles of Incorporation of PNM Resources, Inc) and 4 (approve the Amended and Restated Omnibus Performance Equity Plan) are considered non-routine matters and so your shares cannot be voted on these matters without receipt of your voting instructions.  We encourage you to provide instructions to your broker by giving your proxy.  This ensures that your shares will be voted at the meeting.

Shares Held in the Retirement Savings Plan – If you are a participant in the PNM Resources, Inc. Retirement Savings Plan (“401(k) Plan”), and shares of PNM Resources have been allocated to your account under the PNM Resources Stock Fund investment option of the 401(k) Plan, then you will receive a separate vote authorization form and supplemental materials on voting instructions for these shares from the Corporate Investment Committee.

Voting Registered Shares and Shares Held in 401(k) Plan and Employee Stock Purchase Plan (“ESPP”) — Please use the enclosed proxy card to vote your registered shares, which includes shares purchased by employees through the “ESPP” prior to the record date.  Thus, if you are a registered shareholder and have shares allocated to your 401(k) plan account, you will need to vote your registered shares with the proxy card and vote your 401(k) plan shares with the 401(k) plan vote authorization form.

Matters Raised at the Meeting not Included in this Proxy Statement – The Board knows of no other business to be conducted at the Annual Meeting other than those discussed in this proxy statement.  If any other matter is properly presented, the proxy committee will vote on the matter in accordance with its judgment.  Shareholders attending the meeting will directly vote on those matters.

PROPOSAL 1:  ELECTION OF DIRECTORS (PROPOSAL 1 ON YOUR PROXY CARD)

General Information

The Board presently consists of eight (8) members, seven (7) of whom are non-employee Directors.  There is one vacancy.  The Board is divided into three classes of approximately equal size, with the Directors in each class serving a three-year term.  The terms are staggered so that the term of one class of Directors expires at each Annual Meeting.

R. Martin Chavez resigned as a member of PNM Resources’ Board effective March 14, 2005, as a result of a change in employment status and to avoid any potential conflict of interest.  R. Martin Chavez is employed as a managing director of Goldman Sachs, an investment bank, which results in a prohibited interlock under Section 17(c) of PUHCA for which an exemption does not exist under Rule 70.  Dr. Chavez had previously announced his intention not to seek re-election at the May 17, 2005 Annual Meeting when his term expired.  By letter dated January 4, 2005, PNM Resources advised the Office of Public Utility Regulation of the situation and the steps being taken that no actual conflict of interest would arise.  Dr. Chavez served on the Board since 2001 and his board service has been sincerely appreciated.

Mr. Bruce Gibson, Chief of Staff to the Texas Lt. Governor recommended Charles E. McMahen for Board consideration as a director candidate.  Mr. Gibson has no relationship to the Company, and there were no fees paid for any candidate recommendations.    The Governance & Public Policy Committee interviewed Mr. McMahen and subsequently approved his nomination for recommendation to the full Board.  On February 15, 2005, the Board approved his nomination for election to the Board of Directors of PNM Resources, Inc. at the Annual Meeting to fill the vacancy created by Dr. Chavez’s resignation.

If a nominee becomes unavailable for election, proxy holders will vote for another nominee proposed by the Board.

DIRECTORS NOMINATED THIS YEAR

Term Expiring in 2008 (Class “A” Directors)

Adelmo E. Archuleta PNM Resources Director since July 15, 2003

Principal Occupation During Past Five Years: President and CEO, Molzen-Corbin & Associates, a New Mexico consulting engineering and architecture firm, since 1982

Mr. Archuleta, age 54, is a resident of Albuquerque, New Mexico, and holds a master’s degree in Civil Engineering from New Mexico State University (“NMSU”).  He joined Molzen-Corbin & Associates in 1975, and has led the firm as its President and Chief Executive Officer since 1982.  Other directorships include:  the Bank of Albuquerque and Presbyterian Health Services. Mr. Archuleta currently serves on the Audit and Ethics Committee, and the Human Resources and Compensation Committee.

Julie A. Dobson PNM Resources Director since July 16, 2002

Principal Occupation During Past Five Years: Chairman, TeleBright Corp., a telecommunications decision-support technology company, since 2002 Chief Operating Officer, TeleCorp PCS, 1998-2002

Ms. Dobson, age 48, is a resident of Potomac, Maryland, and was Chief Operating Officer and one of the founding principals of TeleCorp PCS, a wireless/mobile phone company serving more than a million customers when sold to AT&T Wireless.  A 1978 William & Mary graduate, she earned an MBA in Finance at the University of Pittsburgh the following year before beginning a long career in what became Verizon, starting in sales with Bell of Pennsylvania, and concluding as president of one of the company’s non-regulated businesses, Bell Atlantic Mobile (New York).  Other directorships include:  Safeguard Scientifics, Inc., Wayne, PA; INA Trust, Philadelphia, PA; and LCCI, McLean, VA.  Ms. Dobson currently serves as Chair of the Audit and Ethics Committee, and is a member of the Finance Committee.  The Board of Directors has determined that Ms. Dobson qualifies as an “audit committee financial expert” as defined by the SEC regulations.

Charles E. McMahen

Principal Occupation During Past Five Years: Retired December 31, 2003, as an officer of Compass Bank and Compass Bancshares Vice Chairman of Compass Bank - 1999-2003

Mr. McMahen, age 65, is a resident of Schulenburg, Texas, and retired from Compass Bank and Compass Bancshares in December 31, 2003.  A graduate from the University of Houston, he earned a Bachelor of Business Administration degree in Accounting.  He is the recipient of the Distinguished Alumnus Award from the University of Houston and in 2002 was awarded an Honorary Doctorate Degree.  Other directorships include: Compass Bancshares, Inc.

The Board of Directors unanimously recommends a vote FOR each director nominee.

DIRECTORS CONTINUING IN OFFICE

Terms Expiring in 2007 (Class “C” Directors)

Bonnie S. Reitz PNM Resources Director since July 16, 2002

Principal Occupation During Past Five Years:
Owner, InsideOut…Culture to Customer,
a business consulting company, since March 2003
Senior Vice President, Sales and Distribution,
Continental Airlines, Inc., 1994-2003

Ms. Reitz, age 52, is a resident of St. Petersburg, Florida, and is the owner/founder of InsideOut…Culture to Customer, a business consulting company.  Ms. Reitz retired in 2003, as Senior Vice President for Sales and Distribution of Continental Airlines.  Ms. Reitz is a 1974 Purdue graduate and began her career in the airline industry in 1977.  Other directorships include: the local and national organizations of Dress for Success.  Ms. Reitz currently serves as Chair of the Human Resources and Compensation Committee, and is a member of the Governance and Public Policy Committee.

Jeffry E. Sterba PNM Resources/PNM Director since 2000

Principal Occupation During Past Five Years:
Chairman, President and Chief Executive Officer, PNM Resources, Inc.,
since 2000
Executive Vice President, USEC, 1999-2000
Executive Vice President and Chief Operating Officer, PNM, 1997-1999

Mr. Sterba, age 50, is a resident of Albuquerque, New Mexico, and is Chairman, President and Chief Executive Officer of PNM Resources.  Mr. Sterba continues to serve as Chairman, President and Chief Executive Officer of its wholly owned utility subsidiary, PNM.  Mr. Sterba became President of PNM on March 6, 2000, became President and CEO of PNM on June 6, 2000, and was elected Chairman of the Board of PNM on October 1, 2000.  Previously, Mr. Sterba served as Executive Vice President of USEC, Inc., from January 1999 to February 2000.  Before joining USEC in January 1999, Mr. Sterba was Executive Vice President and Chief Operating Officer of PNM overseeing all of PNM’s business units.  During his previous years at PNM, Mr. Sterba held various executive positions and was responsible for bulk power services, corporate strategy and asset restructuring, retail electric and water services, and electric business development and finance.  Other directorships include: Edison Electric Institute, Electric Power Research Institute, and the U. S. Chamber of Commerce.  Mr. Sterba also serves on an advisory board for Wells Fargo Bank, N.A.

Joan B. Woodard PNM Resources Director since July 15, 2003

Principal Occupation During Past Five Years: Executive Vice President and Deputy Director, Sandia National Laboratories, since March 1999

Dr. Woodard, age 52, is a resident of Albuquerque, New Mexico, and is Executive Vice President and Deputy Director for Sandia National Laboratories in Albuquerque. She holds a doctorate degree in Mechanical Engineering from the University of California.  She is responsible for the labs’ programs, operations, staff, and facilities, and for developing policy and assuring implementation.  She chairs the laboratory management councils for Mission and for Risk Management Oversight.  Dr. Woodard currently serves on the Governance and Public Policy Committee, the Finance Committee, and as the presiding director of the independent directors’ meetings.

Terms Expiring in 2006 (Class “B” Directors)

Robert G. Armstrong PNM Resources/PNM Director since 1991

Principal Occupation During Past Five Years: President, Armstrong Energy Corporation, an oil and gas exploration and production company, since 1977

Mr. Armstrong, age 58, is a resident of Roswell, New Mexico, and is the President of Armstrong Energy Corporation, an oil and gas exploration and production company in Roswell, New Mexico.  Mr. Armstrong currently serves on the Audit and Ethics Committee, and the Governance and Public Policy Committee.

Manuel T. Pacheco, Ph.D. PNM Resources/PNM Director since 2001

Principal Occupation During Past Five Years: Retired President, University of Missouri System — 1997-2003

Dr. Pacheco, age 63, is a resident of Phoenix, Arizona, and retired in 2003 as the President of the University of Missouri System.  From 1984 to 1997, he served as President of various universities, including the University of Arizona and the University of Houston. He holds a doctorate degree in Foreign Language Education.  Dr. Pacheco currently serves as Chair of the Governance and Public Policy Committee, and is a member of the Human Resources and Compensation Committee.

Robert M. Price PNM Resources/PNM Director since 1992

Principal Occupation During Past Five Years: President, PSV, Inc., a technology consulting business, since 1990

Mr. Price, age 74, is a resident of Edina, Minnesota, and has been President of PSV Inc., a technology consulting business located in Burnsville, MN, since 1990.  Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer of Control Data Corporation, a mainframe computer manufacturer and business services provider.  Other directorships include:  Affinity Technology Group, Inc. and Datalink Corporation.  Mr. Price served as Chair of the Human Resources and Compensation Committee throughout 2004.  He currently serves as a member of the Human Resources and Compensation Committee.  Following the resignation of R. Martin Chavez as Chair and member of the Finance Committee, Mr. Price was elected as Chair of the Finance Committee, on February 14, 2005.

BOARD OF DIRECTORS

The Board has affirmatively determined that all of the directors, except Jeffry E. Sterba, are independent of PNM Resources and its management.  Mr. Sterba is considered an inside director because of his employment as the senior executive.  In addition to determining that all of the non-employee directors of PNM Resources satisfy all of the specific independence criteria set forth in the NYSE listing standards, the Board determined that there were no direct or indirect relationships between PNM Resources and each non-employee director (other than service on the Board or a Board committee).

The Chairman of the Board presides at all meetings of the shareholders and of the Board.  In circumstances where the independent directors meet without the Chairman, the Board selects a presiding director.  A presiding director is nominated and approved by the current independent Directors.  Dr. Joan B. Woodard currently serves as the 2005 presiding director, and the next presiding director will be elected at the February 2006 Board meeting, the first meeting of the year.  The director selected is responsible for facilitating and chairing the independent directors’ meetings scheduled for that year.  The independent directors meet at least twice a year without management present, and will meet more often as the need arises.

Shareholders and other interested parties wishing to communicate directly with the presiding director or with the non-management directors as a group may do so by writing to Presiding Director, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2822, Albuquerque New Mexico 87158.

In 2004, the full Board met seven times.  The independent directors held two regularly scheduled meetings in 2004.  Attendance in 2004 at full Board and committee meetings exceeded 96%.

Directors are encouraged to attend the Annual Meeting, and as stated in the Corporate Governance Principles (Appendix A), directors are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting.  Directors are expected to actively participate in Board and committee meetings.  All Directors attended the 2004 Annual Meeting held on May 18, 2004, with the exception of Dr. Joan Woodard, who was providing testimony before a Senate Committee in Washington, DC.

COMMUNICATION WITH THE BOARD

Shareholders wishing to communicate with the Board, or with a specific director, may do so by writing to the Board, or to the particular director, and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2822, Albuquerque New Mexico 87158. All Shareholder communications will be relayed to the Board of Directors or an appropriate committee of the Board.  If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board.  The Corporate Secretary shall promptly forward the unopened envelope to the Board.  From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to the Company’s website (www.pnm.com/governance) for any changes in this process.

DIRECTORS’ SERVICE POLICY

On February 19, 2002, the Board adopted a revised Directors’ Service Policy addressing various aspects of board service, retirement practices, terms of office and inside directors.  The Directors’ Service Policy can be found on page A-7 of the Corporate Governance Principles, (Appendix A) and on the Company’s website at www.pnm.com/governance.

BOARD COMMITTEES AND THEIR FUNCTIONS

The Board has four standing committees: the Audit and Ethics Committee, the Finance Committee, the Governance and Public Policy Committee, and the Human Resources and Compensation Committee.    A summary of the Committee responsibilities is included below.

Audit and Ethics Committee (“Audit Committee”)

Members*:	Three independent, non-employee directors: Julie A. Dobson (Chair), Adelmo E. Archuleta, Robert G. Armstrong

Number of Meetings held in 2004:	Eight

Functions:

•     Oversees the integrity of the Company’s financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established;

• Compliance with legal and regulatory requirements by the Company;
• Assesses and ensures the independent accountant’s qualifications and independence;
• Reviews and approves the performance of the Company’s internal audit function and independent accountants; and
• Approval of independent accountant services and fees for audit and non-audit services to be provided.

Charter:	A copy of the Audit Committee Charter may be found in Appendix D to this proxy statement and can also be found at www.pnm.com/governance.

Evaluation:	The Audit Committee conducted an evaluation of its performance in 2004.

Financial Experts:

The Board has unanimously determined that all Audit Committee members are financially literate under current NYSE listing standards, and in addition, Ms. Julie A. Dobson and Dr. R. Martin Chavez* qualify as “audit committee financial experts” within the meaning of SEC regulations.

The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

*R. Martin Chavez served on the Audit Committee throughout 2004 and until his resignation from the Board on March 14, 2005.

Finance Committee

Members*:	Three independent, non-employee directors: Robert M. Price (Chair), Julie A. Dobson, Joan B. Woodard

Number of Meetings held in 2004:	Six

Functions:	• Reviews financial policies and performance objectives, including dividend policy.
• Reviews and recommends to the Board of Directors the Company’s capital structure, including debt issuances.
• Oversees the Company’s pension fund governance, performance, and funding level.

Charter:	A copy of the Finance Committee Charter may be found in Appendix E to this proxy statement and can also be found at www.pnm.com/governance.

Evaluation:	The Finance Committee conducted an evaluation of its performance in 2004.

*R. Martin Chavez Chaired the Finance Committee in 2004.  He resigned from the Finance Committee effective January 1, 2005, and subsequently resigned from the Board on March 14, 2005.  Mr. Price was elected Chair of the Finance Committee on February 14, 2005.

Governance and Public Policy Committee (“GPPC”)

Members:	Four independent, non-employee directors: Manuel T. Pacheco (Chair), Robert G. Armstrong, Bonnie S. Reitz, Joan B. Woodard

Number of Meetings held in 2004:	Four

Functions:	• Recommends candidates for election to the Board.
• Develops policy on composition, size of the Board as well as tenure and retirement of directors.
• Recommends Board compensation levels and stock ownership guidelines.
• Recommends to the Board a set of corporate governance principles applicable to the Company.
• Oversees the evaluation of the Board.
• Oversees the Company’s public responsibilities and corporate citizenship.

Charter:	A copy of the GPPC Charter may be found in Appendix F to this proxy statement and can also be found at www.pnm.com/governance.

Evaluation:	The GPPC conducted an evaluation of its performance in 2004.

The GPPC will consider director candidates proposed by shareholders. Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the GPPC. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications, appropriate biographical information and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:

•      directors should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others and exercise good judgment;

•      directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•      directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•      directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

•      directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and

•      directors should have an equity ownership interest in the Company prior to commencing service on the Board. Each director’s ownership interest should increase over time, consistent with applicable trading guidelines, so that an appropriate amount of stock is accumulated.

General Board attributes and director qualifications can also be found on page A-3 of the Corporate Governance Principles (Appendix A).

The GPPC conducted a board search and all candidates were evaluated utilizing the same criteria.   .   No third party fees were paid in 2004 for identifying Board candidates.

Human Resources and Compensation Committee (“HRCC”)

Members:	Four independent, non-employee directors: Robert M. Price (Chair)*, Adelmo E. Archuleta, Manuel T. Pacheco, Bonnie S. Reitz

Number of Meetings held in 2004:	Four

Functions:	• Reviews executive compensation policies of the Company.
• Determines compensation policy for executives.
• Oversees the performance evaluation process of the CEO.
• Reviews and approves corporate goals and objectives relevant to CEO compensation.
• Determines and recommends for approval by the independent directors of the Board the CEO’s compensation level based on this evaluation.

Charter:	A copy of the HRCC Charter may be found in Appendix G to this proxy statement, and can also be found at www.pnm.com/governance.

Evaluation:	The HRCC conducted an evaluation of its performance in 2004.

*Mr. Price served as Chair of the HRCC throughout 2004 and currently serves as a member of the HRCC. Ms. Reitz was elected Chair for 2005.

PNM Resources Common Stock Owned by Executive Officers and Directors

(As of March 23, 2005)

	Amount and Nature of Shares Beneficially Owned(a)
Name	Aggregate No. of Shares Held (b)	Right to Acquire within 60 Days (c)	Percent of Shares Beneficially Owned
Adelmo E. Archuleta	772	15,000	*
Robert G. Armstrong	7,146	40,386	*
R. Martin Chavez (d)	2,195	22,500	*
Alice A. Cobb	12,125	24,548	*
Julie A. Dobson	5,000	18,250	*
John R. Loyack	12,343	18,188	*
Charles E. McMahen(e)	3,000	0	*
Patrick T. Ortiz	22,532	101,829	*
Manuel T. Pacheco	673	22,500	*
Robert M. Price	3,000	31,500	*
William J. Real	17,646	31,550	*
Bonnie S. Reitz	2,250	21,000	*
Jeffry E. Sterba	67,952	474,787	*
Joan B. Woodard	1,550	15,000	*
Directors and Executive Officers as a Group (15)	179,525	989,460	1.94%

(a)   Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.

(b)   Shares held in the individual’s name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account.

(c)   The number of shares directors and executive officers have a right to acquire through stock option exercises within 60 days after March 23, 2005, and number of shares that executive officers have a right to acquire through the Executive Savings Plan and the Executive Savings Plan II upon the participant’s death or termination of employment. As of March 23, 2005, the Executive Savings Plan share rights consist of 5,887 and the Executive Savings Plan II share rights consist of 2,202 of the 474,787 shares reported for Jeffry E. Sterba, and an additional 3,435 shares of the 989,460 shares reported for directors and executive officers as a group.

(d)   R. Martin Chavez resigned from the Board on March 14, 2005.

(e)   Director nominee.

*Less than 1% of PNM Resources outstanding shares of common stock.

Ownership of More than Five Percent of PNM Resources’ Common Stock

	Voting Authority		Dispositive Authority		Total	Percent of
Name and Address	Sole	Shared	Sole	Shared	Amount	Class
Cascade Investment, L.L.C. (1) 2365 Carillon Point Kirkland, WA 98033	5,541,150	0	5,541,150	0	5,541,150	9.2%
Barclays Global Investors, NA.,(2) Murray House 1 Royal Mint Court London, England EC3 NHH	4,021,027	0	4,389,673	0	4,389,673	7.27%
Earnest Partners LLC (3) 75 Fourteenth St. Suite 2300 Atlanta, GA 30309	2,186,282	974,215	3,860,047	0	3,860,047	6.4%

(1)   As reported on Schedule 13G dated February 14, 2005, filed with the SEC by Cascade Investment, L.L.C. (“Cascade”). The filing reported that all shares held by Cascade may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade.

(2)   As reported on Schedule 13G dated February 14, 2005, filed with the SEC by Barclays Global Investors, N.A. and Barclays Global Fund Advisors. The filing reported that the shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. This filing also reported that Barclays Global Investors, N.A. beneficially owned 2,917,570 shares with sole voting and 3,286,216 shares with sole dispositive power; Barclays Global Fund Advisors beneficially owned 1,103,457 shares with sole voting and dispositive power.

(3)   As reported on Schedule 13G dated February 14, 2005, filed with the SEC by Earnest Partners LLC.

The information provided above is based on reports filed with the SEC.  PNM Resources makes no representation as to the accuracy or completeness of the information.  These are the only persons known to PNM Resources to be the beneficial owners of more than five percent of PNM Resources’ common stock, as of March 28, 2005.

DIRECTOR COMPENSATION

Of PNM Resources’ current directors, only Mr. Sterba is a salaried employee and receives no compensation for serving on the Board.  Directors who are not salaried employees of PNM Resources receive compensation for Board service.  Under PNM Resources’ Director Retainer Plan, non-employee directors receive their annual retainer in the form of cash and stock options as determined by the Board.  Since 2002, the following director compensation has been paid:

Annual Retainer:	$25,000	and 5,000 stock options

Attendance Fees:	$1,000	per Board meeting
	750	for each Board Committee meeting
	600	for each teleconference meeting (less than one hour in duration; regular attendance fees for meetings over one hour in duration)

Committee Chairs:	$300	per Board committee meeting (in addition to attendance fees)

The Director Retainer Plan will expire on July 1, 2005.  Proposal 4 seeks to replace the Director Retainer Plan with the Amended and Restated Omnibus Performance Equity Plan (“PEP”) by permitting non-employee directors to be eligible for awards under the PEP. Upon approval of Proposal 4, director compensation will include the following stock options and restricted stock units issued under the PEP.  If Proposal 4 does not receive shareholder approval, the Directors would be not be able to receive the equity portion of the retainer as proposed for 2005 and consequently, would need to consider an alternative retainer structure.  The Directors have not yet considered an alternative retainer if Proposal 4 fails.

Annual Retainer:	$35,000	, 1,050 stock options* and 1,050 restricted stock rights*

Annual Committee Chair Fee:	$4,000	(in addition to meeting attendance fees)

Attendance Fees:	$0	per Board meeting
	$1,250	per Board Committee meeting

*The options and restricted stock rights will vest in three equal annual installments beginning on the first anniversary of the grant.  The exercise price of the stock option is equal to the fair market value of the common stock on the date of grant.  Fair market value is determined by the closing price of the NYSE on the date of the grant.

Directors are also reimbursed for any Board-related expenses.

The GPPC is responsible for recommending Board compensation levels and stock ownership guidelines.

PERFORMANCE GRAPH

The following graph assumes that $100 was invested on December 31, 1999, in PNM* Common Stock, the S&P 500 Stock Index, and the S&P Mid-Cap Utilities Index, and that all dividends were reinvested.  Historical performance does not necessarily predict future results.  PNM Resources’ common stock is traded on the NYSE.  On May 18, 2004, the Company’s Board approved a 3-for-2 stock split that took place on June 11, 2004 for shareholders of record on June 1, 2004.

The 2004 proxy statement disclosed that the Philadelphia Utility Index would not be included on a going forward basis.  The Company determined that a new measurement, the S&P Midcap Utilities Index was a more appropriate comparison index for PNM Resources.  Beginning with 2004 Long-Term Performance Awards, Company performance is compared to the S&P Midcap Utilities Index.

Fiscal Year Ended December 31,	1999	2000	2001	2002	2003	2004
PNM Resources*	100	172	185	163	200	278
S & P 500 Index	100	91	80	62	80	89
S & P Midcap Utilities Index	100	156	141	125	158	188

*$100 invested on December 31, 1999 in stock or index — including reinvestment of dividends; fiscal year ending December 31.  The graph and table track the performance of PNM common stock through 2001, and following the mandatory share exchange on December 31, 2001, whereby PNM Resources became the publicly traded parent of PNM, thereafter reflect the performance of PNM Resources common stock.

The S&P Midcap Utilities Index include the following companies: Alliant Energy Corporation, Atlanta Gas Light, Aqua America, Inc., Black Hills Corporation, DPL, Inc., Duquesne Light Holdings, Inc., Energy East, Equitable Resources Inc., Great Plains Energy, Inc., Hawaiian Electric Industries, Idacorp, Inc., MDU Resources Group Inc., National Fuel Gas Company, Northeast Utilities, Nstar.com Inc., OGE Energy Corporation, Oneok Inc., Pepco Holdings, Inc., PNM Resources, Inc., Puget Energy Inc., Questar Corporation, Scana Corporation, Vectren, Westar Energy Inc., WGL Holdings Inc., Wisconsin Energy Corporation, WPS Resources Corporation, Aquila Inc., Sierra Pacific Resources Inc.

AUDIT AND ETHICS COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Committee.  The Audit Committee of the Board of Directors consists of four non-employee, independent directors: Adelmo E. Archuleta, Robert G. Armstrong, Julie A. Dobson, and *R. Martin Chavez.  Ms. Dobson chaired the Audit Committee through 2004. Each member of the Audit Committee is an independent director as defined by the current NYSE listing standards.  In addition, the Board has unanimously determined that all Audit Committee members are financially literate under current NYSE listing standards and that Ms. Dobson and Dr. Chavez, members of the Audit Committee, qualify as “audit committee financial experts” within the meaning of the SEC regulations. The Audit Committee’s responsibilities are specifically noted below in the Audit Committee Charter section.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than compensation for service on the Board or a Board committee.

Audit Committee Charter.   The Audit Committee Charter, revised December 2003, in Appendix D to this proxy statement, sets forth the Audit Committee’s principal accountabilities, including monitoring:

•      The integrity of the Company’s financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established;

•      Compliance with legal and regulatory requirements by the Company;

•      The independent accountant’s qualifications and independence;

•      The performance of the Company’s internal audit function and independent accountants; and

•      Approval of independent accountant services and fees for audit and non-audit services to be provided.

The Charter also may be found on the Company’s website located at www.pnm.com/governance.

Audit Committee Report.  The Audit Committee Report is included in this proxy statement to comply with Item 306 of the SEC Regulation S-K governing disclosures related to Audit Committee members and auditor services. The Audit Committee has prepared the following report for inclusion in this proxy statement.  The Audit Committee met eight times during 2004.  The Audit Committee schedules its meetings to ensure appropriate time is provided to complete the required tasks.  The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accountants and with the Company’s internal auditors, in each case without the presence of the Company’s management.

The Board, upon recommendation of the Audit Committee, engaged Deloitte & Touche LLP (“Deloitte & Touche”) to serve as independent public accountants for fiscal year 2004, subject to shareholder approval.  No relationship exists between PNM Resources and Deloitte & Touche, other than the usual relationship between independent public accountant and client.

In 1992, the Board adopted an Independent Accountant Evaluation and Selection Policy (“Policy”). The Policy was adopted because the Board considers it desirable to periodically change independent accountants in a manner that maintains the appearance and reality of independence and to obtain new perspectives, but not so frequently as to be disruptive or hinder the development of company and operational in-depth knowledge. According to that Policy, each year the Audit Committee evaluates the quality and cost of services provided by the independent accountants. A major review is conducted every five years that includes a request for proposal unless extraordinary circumstances exist. After fifteen years of continued service, PNM Resources will consider changing independent accountants.

The Audit Committee has adopted a policy governing audit, audit-related and non-audit fees and services in compliance with the Sarbanes-Oxley Act.  This policy requires pre-approval by the Audit

Committee of all services to be provided by the independent accountants and allows use of a budget pre-approved by the Audit Committee for identified services.  This policy delegates to the Audit Committee chair authority to pre-approve services not covered by the budget between Audit Committee meetings with reports to be made at the following Audit Committee meeting.  This policy also identifies services that the independent accountants are prohibited from performing, consistent with legal requirements.  A copy of this policy is available at www.pnm.com/governance.

The Audit Committee has adopted a process to handle complaints in compliance with the Sarbanes-Oxley Act.  This process includes procedures for the submission of complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters and other matters involving violations of law.  A copy of these procedures is available at www.pnm.com/governance.

Management is responsible for PNM Resources’ internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of PNM Resources’ consolidated financial statements in accordance with generally accepted auditing standards and to issue a report. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee continues to monitor the performance of the Company’s internal auditing function, reviewing staffing levels and steps taken to implement recommended improvements in internal controls and procedures.

In this context, the Audit Committee has met and held discussions with management and the independent accountants.  The Audit Committee reviews and discusses with both management and the Company’s independent accountant all consolidated annual and quarterly financial statements prior to their issuance. During 2004, management represented to the Audit Committee that all PNM Resources’ consolidated financial statements presented to the Audit Committee were prepared in accordance with generally accepted accounting principles and fairly represent the Company’s financial position.  Management reviewed significant accounting and disclosure issues with the Audit Committee.  The Audit Committee discussed with the independent accountants, matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Audit Committee also discussed with the independent accountants the firm’s independence, including a review of audit and non-audit fees.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in PNM Resources’ Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

Respectfully Submitted,

Audit and Ethics Committee

Julie A. Dobson, Chair
Adelmo E. Archuleta
Robert G. Armstrong
R. Martin Chavez*

*R. Martin Chavez served on the Audit Committee throughout 2004 and until his resignation from the Board on March 14, 2005.

INDEPENDENT AUDITOR FEES

Audit Fees for 2004

The following table represents aggregate fees billed to the Company for fiscal year ended December 31, 2004 and 2003 by Deloitte & Touche LLP, the Company’s principal accounting firm.

	Fiscal Year Ended
	(in thousands)
	2004	2003
Audit Fees	$1,554	$988
Audit-related Fees (a)	$181	$145
Tax Fees (b)	$2,006	$660
All Other Fees	—	—
Total Fees (c)	$3,741	$1,793

(a)   Primarily financial accounting and reporting consultations.

(b)   Tax fees in 2004 represent a settlement of the 2000 engagement, a contingent fee arrangement related to tax planning opportunities and compliance issues, tax planning related to 2004 property tax issues and assistance in setting up procedures to comply with new reportable transactions regulations.

(c)   All fees have been approved by the Audit Committee.

The Audit Committee reviewed and approved in advance all audit related and tax services and concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit Committee preapproves all auditing services and all permitted non-audit services.  The Audit Committee also determined that, beginning March 31, 2002, the auditor of PNM Resources’ books and records would not be eligible to provide consulting services for PNM Resources without prior approval of the Audit Committee. Deloitte & Touche will not be allowed to provide any services prohibited by law.  Prior year audit and audit-related fees have been reclassified to conform to current year presentation.

PROPOSAL 2:  APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS (PROPOSAL 2 ON YOUR PROXY CARD)

The Board of Directors is recommending that the shareholders approve the selection of Deloitte & Touche as independent public accountants for 2005.

The Audit Committee has performed its annual evaluation of the quality and cost of services provided by Deloitte & Touche and an assessment of auditor independence.  The Committee reported to the Board complete satisfaction with the services provided by Deloitte & Touche and recommended that Deloitte & Touche be selected as independent public accountants for 2005.  The Board agrees with the Audit Committee’s recommendations, as described in the Audit Committee report contained in this proxy statement.

A representative of Deloitte & Touche will be available at the Annual Meeting to respond to questions and to make any statement the representative may desire.

The Board of Directors unanimously recommends a vote FOR the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2005.

PROPOSAL 3:  APPROVAL OF AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION OF PNM RESOURCES, INC. (PROPOSAL 3 ON YOUR PROXY CARD)

The Board of Directors is asking shareholders to approve an amendment to the Restated Articles of Incorporation of PNM Resources (“Articles”) to authorize the granting of additional voting rights to holders of any series of preferred stock that is convertible into common stock, subject to a cap on the amount of preferred stock that may be outstanding at any one time with the additional new voting rights.  The proposed amendments require both the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, as well as the approval of shareholders.

Existing Voting Rights of Preferred Stockholders

PNM Resources is authorized to issue up to 10 million shares of preferred stock, no par value.  No shares of preferred stock have been issued to date.  Currently, the voting rights of holders of a series of preferred stock are limited to circumstances when the Company fails to pay dividends on the applicable series and when a proposed amendment to the Articles would have an adverse impact on the rights and privileges of the preferred stockholders.  In contrast, holders of common stock are entitled to one vote per share of common stock on each matter submitted to a vote of holders of common stock at a meeting of shareholders.

Proposed New Voting Rights

 The proposed amendment would permit the Board of Directors to confer the following additional voting rights (“New Voting Rights”) upon the holders of a series of preferred stock that is convertible into common stock (“Convertible Preferred Stock”):

(a)       vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for the election of directors, with

(b)       the same number of votes as the number of shares of common stock into which their shares of Convertible Preferred Stock are convertible.

The proposed amendment provides, however, that the New Voting Rights may only be conferred to the extent that the aggregate amount of preferred stock outstanding with such voting rights is convertible to no more than twelve million shares of common stock (i.e., 10% of the authorized 120 million shares of common stock, of which there are 60,464,595 shares of common stock issued and outstanding, as of March 28, 2005).  Thus, as an example, if there were four million shares of a series of Convertible Preferred Stock outstanding with the New Voting Rights that were convertible into twelve million shares of common stock, then no New Voting Rights could at that time be conferred on a new issuance of Convertible Preferred Stock.

The proposed New Voting Rights grant the holders of such Convertible Preferred Stock almost the same voting rights as holders of common stock before the convertible preferred stockholders exercise their conversion rights.  Thus, the issuance of Convertible Preferred Stock with the New Voting Rights would dilute the voting power of the common stock.  However, the voting rights being granted are within the amount currently authorized for the issuance of additional common stock.  Thus, the dilution that would occur is not greater than the potential dilution that already exists if we were to issue additional common stock or if preferred stockholders with conversion rights converted to common stock. The main effect is that the dilution occurs before the preferred stockholders exercise their conversion rights.

In addition, the New Voting Rights are limited in another important way.  The New Voting Rights do not include the right to vote on the election of directors.

Reasons for the Proposed Amendment

The proposed amendment relates primarily to the previously announced agreement to issue and sell $100 million of equity-linked securities to Cascade Investments, L.L.C. (“Cascade”) in connection with the closing of our acquisition of TNP Enterprises, Inc. (“TNPE”).  Cascade is currently a significant shareholder of PNM Resources, owning more than 5% of our shares of common stock.  (See table on page 12).  As part of this transaction with Cascade, we are authorized to issue a series of our Convertible Preferred Stock, Series A (not to exceed 477,800 shares convertible into 4,778,000 shares of common stock), which will contain the New Voting Rights if the shareholders approve the proposed amendment to the Articles.  Neither the TNPE acquisition nor the transaction with Cascade is contingent upon receipt of shareholder approval of the proposed New Voting Rights.  The proposed New Voting Rights would allow Cascade to keep its ownership level of common stock of PNM Resources below 10%, which it may wish to do for regulatory reasons, while granting it the New Voting Rights as holder of this new series of convertible preferred stock.  We have issued a press release describing the Cascade transaction and have filed the press release and the governing documents in Current Reports on Form 8-K filed on August 16, 2004 and August 19, 2004, respectively.

Recommendation of the Board

We believe that the adoption of the proposed amendment to the Articles is in the best interests of PNM Resources because it grants us additional flexibility to raise equity capital on favorable terms without unduly diluting the voting power of common stock.  Accordingly, the Board of Directors recommends that the shareholders approve amending Paragraph C(7) of Article IV of the Company’s Restated Articles of Amendment as follows (proposed changes are black lined):

C.    Preferred Stock. The Board of Directors is authorized by resolution to provide from time to time for the issuance of shares of Preferred Stock in series and to fix, from time to time before issuance, the designation, preferences, privileges and voting powers of the shares of each series of Preferred Stock and its restrictions or qualifications, limited to the following:

* * *

(7)           the voting rights, if any, for the shares of each series, limited to circumstances when:

(a)           the Corporation fails to pay dividends on the applicable series; ^

(b)           a proposed amendment to these Articles would have an adverse impact on the rights and privileges of the preferred stockholders; and

(c)           a series of Preferred Stock is convertible into Common Stock, in which case the Board of Directors may confer upon the holders of such Preferred Stock, voting as a single class with holders of Common Stock, the same number of votes to which the number of shares of Common Stock into which the shares of Preferred Stock are convertible are entitled on all matters submitted to a vote of holders of Common Stock at a meeting of shareholders other than for the election of directors; provided, however, that the Board may confer the voting rights described in this clause (c) only to the extent that the aggregate amount of Preferred Stock outstanding with such voting rights is convertible to no more than Twelve (12) Million shares of Common Stock.

A quorum and the affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting are required to approve the amendment to the Articles.  Abstentions and broker non-votes will have the effect of a vote against this matter. The proposed amendments require both the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, as well as the approval of shareholders.

The Board of Directors recommends a vote FOR this proposal to amend the Restated Articles of Incorporation of PNM Resources, Inc.

PROPOSAL 4:  APPROVAL OF AMENDED AND RESTATED OMNIBUS PERFORMANCE EQUITY PLAN (“PEP”) (PROPOSAL 4 ON YOUR PROXY CARD)

The PNM Resources, Inc. Board of Directors previously adopted and the Company’s shareholders approved the PNM Resources, Inc. Omnibus Performance Equity Plan (“Original Plan”).  The Company also sponsors the PNM Resources, Inc. Director Retainer Plan (“Director Plan”), which provides an opportunity for nonemployee Board members to receive PNM Resources stock.  The Director Plan is scheduled to expire in 2005 and grants may no longer be made to directors under the Director Plan. Although the Board considered adopting a new equity based compensation plan covering Board members, it decided that amending the Original Plan to include Board members was the better alternative.

On December 7, 2004, the Board adopted the PNM Resources, Inc. Amended and Restated Omnibus Performance Equity Plan (“PEP”), subject to shareholder approval.  The PEP amends the Original Plan:

•      to increase the number of shares authorized for Awards under the PEP by 4,500,000 shares from 3,750,000 (adjusted for the 3 for 2 stock split effective June 11, 2004) to 8,250,000;

•      to permit nonemployee Board members to participate in the PEP;

•      to extend the term of the plan from December 2010 until December 31, 2015; and

•      to make changes to facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended.  Accordingly, certain key employees may be granted Non-Qualified Stock Options, Incentive Stock Options, Restricted Stock Rights, Performance Shares, Performance Units and Stock Appreciation Rights under the PEP as described below.  In addition, nonemployee Board members may be granted Non-Qualified Stock Options, Restricted Stock Rights, Performance Shares, Performance Units and Stock Appreciation Rights under the Plan as described below.  We currently anticipate that nonemployee Board members will receive Restricted Stock Rights and Non-Qualified Stock Options.

While it puts more pay at risk, ownership of stock assists in the attraction and retention of eligible employees and nonemployee Board members and provides them with additional incentives to devote their best efforts to pursue and sustain PNM Resources’ financial success as well as to perform in the best interest of shareholders, customers and employees.

Summary of Plan Features

General.  The PEP contemplates that from time to time, grants of stock-related awards of four general types will be made to selected eligible employees and nonemployee Board members: (1) options to purchase shares of PNM Resources common stock (“Options”); (2) rights to receive, upon exercise, the appreciation of the fair market value of shares of PNM Resources common stock (“Stock Appreciation Rights” or “SARs”); (3) outright grants of shares of PNM Resources common stock, subject to transfer restrictions and risk of forfeiture for a specified restriction period (“Restricted Stock Rights”); and (4) rights to receive (a) shares of PNM Resources common stock (“Performance Shares”) or (b) a specified dollar amount or, in lieu of all or any portion of such amount, shares of PNM common stock having the same fair market value (“Performance Units”), both conditional upon the attainment during a specified performance period of specified performance measures.  Options meeting the requirements of Section 422 of the Code and intended to be afforded the federal income tax treatment of Section 422 options (“Incentive Stock Options”), as well as other Options (“Nonqualified Stock Options” or “NQSOs”), may be awarded to employees under the PEP.  NQSOs may be awarded to nonemployee Board members.

SARs granted under the PEP may be awarded either in tandem with Options (“Tandem SARs”) or standing alone (“Freestanding SARs”).

The full text of the PEP is attached to this proxy statement/prospectus as Appendix C.  The discussion which follows provides additional information concerning the PEP features highlighted above, as well as certain other noteworthy features.  Since such discussion necessarily is in the nature of a summary and does not cover all aspects of the PEP, shareholders should review Appendix C in its entirety as they consider whether to approve the PEP.

Shares Available for Award.  The total number of shares of common stock subject to awards under the PEP may not exceed eight million two hundred fifty thousand (8,250,000), subject to adjustment upon the occurrence of any of the events specified in the PEP.  PNM Resources has made a commitment to the Company’s shareholders that no more than an average of 2% of PNM Resources’ total outstanding shares, before any cancellations and forfeitures, will be awarded under the PEP for the next three fiscal years (2005, 2006 and 2007).  For purposes of the average calculation (i) each option or SAR is considered one share and (ii) each award other than stock options or SAR is considered four shares.  The shares of PNM Resources common stock to be delivered under the PEP may consist, in whole or in part, of authorized, but unissued, shares of PNM Resources common stock or shares purchased on the open market or treasury stock not reserved for any other purpose.  Subject to the express provisions of the PEP, if any award granted under the PEP terminates, expires, lapses for any reason, or is paid in cash, any common stock subject to or surrendered for such award will again be common stock available for the grant of an award.  However, PNM Resources does not use liberal share counting.  That is, shares derived from the following are not added back to the plan reserve: (i) tendered shares in payment of an option, (ii) withheld shares for taxes, (iii) shares that are repurchased by the Company using the options proceeds, and (iv) Stock Appreciation Rights settled in cash or stock where shares not needed to settle the award remain in reserve.  With respect to awards made to insiders under Section 16 of the Exchange Act, shares of such stock may be reused to the maximum extent permitted under Section 16 of the Exchange Act.  In addition, no participant may be granted an award for more than 500,000 shares of PNM Resources stock during any fiscal year.

Administration and Eligibility.  The PEP will be administered by the Human Resources and Compensation Committee of the Board (“HRCC”) or other such committee as designated by the Board.  The membership of such committee shall not contain less than two (2) members of the Board and all HRCC members must be “non-employee directors.”  The HRCC, by majority action thereof, is authorized to interpret the PEP, to prescribe, amend, and rescind rules and regulations relating to the PEP, to provide for conditions and assurances deemed necessary or advisable to protect the interests of PNM Resources, and to make all other determinations necessary or advisable for the administration of the PEP.

The HRCC shall have the authority, in its sole discretion, to determine the types of awards, the times when awards will be granted, the number of awards, the purchase price or exercise price, the period(s) during which the awards shall be exercisable (whether in whole or in part), the restrictions applicable to such awards, and other terms and provisions (which need not be identical).  The HRCC will have the authority to modify existing awards, subject to specified provisions of the PEP.  Awards may be made only to those individuals who are (i) employees of PNM Resources or a subsidiary that has adopted the PEP on the grant date of the award, or (ii) nonemployee Board members who are Board members on the grant date of the award.

Grant of Options.  Subject to the provisions of the PEP, Options may be granted to participants at any time and from time to time as determined by the HRCC.  The HRCC will have complete discretion in determining the number of Options granted as well as the type, size, and other terms and conditions of each granted award, subject to the restrictions and limitations set forth in the PEP, including the requirement that the exercise price must be not less than fair market value as of the grant date.  The HRCC may make grants to employees under any or a combination of all of the various categories of awards that are authorized under the PEP.  No Option may be exercised more than ten years from the date of grant.  Upon exercise of any Option, payment must be made in full and may be either (1) in cash, (2) in stock valued at its fair market value on the date of exercise, or (3) by a combination thereof as determined by the HRCC.  The participant shall have none of the rights of a shareholder with respect to Options until the record date of the stock purchase.

Restricted Stock Rights.  A grant of Restricted Stock Rights involves the grant of a right to acquire PNM Resources common stock in the future at no monetary cost to the participant.  Shares of PNM Resources common stock are not issued until specified restrictions lapse, typically the achievement of specified performance targets or the continued employment of the participant until a specified date.  Voting rights, dividend equivalents and other distributions, form and timing of payments are specified in the PEP.

Performance Shares and Performance Units.  These award vehicles provide shares of PNM Resources common stock as rewards for achieving specific, long-term performance targets.  Each Performance Share and each Performance Unit will have a value determined by the HRCC at the time of grant.  The HRCC will also set forth performance goals it deems appropriate.  For Performance Shares, a payment will be made in PNM Resources common stock.  For Performance Units, payment will be made in cash, PNM Resources common stock or a combination thereof as determined by the HRCC.

Stock Appreciation Rights.  This award vehicle provides a payment equal to the appreciation in market value of the PNM Resources common stock and may be granted to participants at any time and from time to time as shall be determined by the HRCC.  SARs may be granted in connection with the grant of an Option, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised.  Alternatively, SARs may be granted independently of Options.  Payment for SARs shall be made in PNM Resources stock and shall be exercisable at the time and be subject to such restrictions and conditions as the HRCC approves.

Restrictions.  The HRCC may impose restrictions on any awards under the PEP as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the PNM Resources common stock is then listed and under any blue sky or state securities law applicable to the awards.

Termination of Employment or Service.  Dispositions of Awards when termination of employment or service occurs due to death, disability, retirement, or change in control are specified in the PEP.

Non-Transferability.  The HRCC may, in it sole discretion, determine the right of a participant to transfer any award granted under the PEP.  Unless otherwise determined by the HRCC, no award granted under the PEP may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder, or, if applicable, until the termination of any restricted or performance period as determined by the HRCC.

Amendment, Modification and Termination of PEP.  The PNM Resources, Inc. Board of Directors has discretion to terminate, amend or modify the PEP.  Any such action of the PNM Resources, Inc. Board of Directors is subject to the approval of the PNM Resources, Inc. shareholders to the extent required by law or the rules of any exchange on which PNM stock is listed.  To the extent permitted, the PNM Resources, Inc. Board of Directors may delegate to the HRCC or the President the authority to approve non-substantive amendments to the PEP.  PNM Resources will not reprice, or cancel and regrant stock options at a lower exercise price under any circumstances.

Tax Withholding.  PNM Resources and its affiliates will have the power to withhold, or require a participant to remit to PNM Resources, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the PEP.  To the extent that alternative methods of withholding are available under applicable laws, PNM Resources and its affiliates will have the power to choose among such methods.

Federal Income Tax Consequences of PEP

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the PEP based on Federal income tax laws in effect on January 1, 2005.  This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Nonqualified Stock Options (“NQSOS”).  In general: (i) no income will be recognized by an optionee at the time an NQSO is granted; (ii) at the time of exercise of an NQSO, ordinary income (subject to income tax withholding) will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise (see “Restricted Stock Rights” below for the tax consequences of receiving restricted shares on date of exercise); and (iii) at the time of sale of shares acquired pursuant to the exercise of an NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held after exercise and prior to sale.

Incentive Stock Options.  No income generally will be recognized by an employee optionee upon the grant or exercise of an Incentive Stock Option.  The spread on an Incentive Stock Option at the time of exercise is, however, an item of tax preference that may result in the imposition of the alternative minimum tax.  If common shares are issued to an optionee pursuant to the exercise of an Incentive Stock Option and the optionee holds the shares before selling them for at least two years after the date of grant and one year after exercise, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

If shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares.  Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Stock Appreciation Rights.  No income will be recognized by a holder in connection with the grant of a Tandem SAR or a Freestanding SAR.  When the SAR is exercised, the recipient normally will be required to include as taxable ordinary income (subject to income tax withholding) in the year of exercise an amount equal to the fair market value of any nonrestricted shares of PNM Resources stock received on the exercise.

Restricted Stock Rights.  A recipient of Restricted Stock Rights generally will be subject to tax at ordinary income rates on the fair market value of the shares of Restricted Stock received (reduced by any amount paid by the recipient for such shares), which fair market value shall be determined at such time as the shares are no longer subject to a risk of forfeiture for purposes of Section 83 of the Code.

Performance Shares and Performance Units.  No income generally will be recognized upon the grant of Performance Shares or Performance Units.  Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income (subject to income tax withholding) in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of PNM Resources stock received.

Special Rules Applicable to Officers.  In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above.  In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to PNM Resources or its Subsidiaries.  To the extent that an employee recognizes ordinary income in the circumstances described above, PNM Resources or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Code.

Section 409A of the Code.  Congress recently enacted Section 409A of the Code, which dramatically changes the tax rules for deferred compensation arrangements.  Among other things, Section 409A expands the definition of deferred compensation arrangements to include, for example, below market option grants, certain SARs and Restricted Stock Units.  Upon a violation of the rules under Section 409A, a participant must include in ordinary income all amounts considered deferred compensation, pay interest from the date of the deferral and pay an additional 20% tax.  Because of the current lack of guidance from the Treasury Department it is not entirely clear how this new law will be applied to the various grants available under the PEP.  As a result, PNM Resources is in the process of determining the impact of Section 409A on Awards granted under the PEP.  PNM Resources, however, intends that Awards granted under the PEP will comply with the requirements of Section 409A and intends to administer and interpret the PEP in such a manner.

ADDITIONAL AMENDED PLAN BENEFITS INFORMATION

The following table provides information with respect to benefits received by or allocated to the following individuals and groups under the proposal to amend the Original Plan to increase the number of shares of common stock of PNM Resources authorized for awards under the plan by 4,500,000 shares and to permit the eight non-employee directors to participate in the PEP instead of receiving awards under the soon to expire Director Retainer Plan.

Amended and Restated Omnibus Performance Equity Plan

Name and Position	Dollar Value	Number of Additional Shares Underlying Awards Under the amended PEP
CEO and Other Individuals Named in Summary Compensation Table	*	Aggregate of 4.5 million for all participants
Executive officer Group	*	Aggregate of 4.5 million for all participants
Non-Executive Officer Employee Group	*	Aggregate of 4.5 million for all participants
Non-Executive Director Group	*	Aggregate of 4.5 million for all participants

*No awards have been made under the proposed PEP because the amendments to the current plan have not yet been approved by shareholders.  Accordingly, the amounts ultimately allocated are not determinable at this time.  (Likewise, it is not possible to provide information about specific grants of options that may be made under the proposed plan.  However, the exercise price for any options granted under the plan will be the fair market value of the shares on the date of the grant.)  In 2004, the following options, restricted stock rights, and performance shares were awarded under the current Omnibus Performance Equity Plan (“Original Plan”):

CEO and Other Individuals Named in Summary Compensation Table

	Options		Restricted Stock Rights		Performance Shares
Name and Position	Number (#)	Grant Price ($)	Number (#)	Value on Grant Date ($)	Number (#)	Value on Grant Date ($)
J. E. Sterba Chairman, President & Chief Executive Officer	42,600	$20.84/share	21,366	445,849	1,125	23,445
A. A. Cobb Senior Vice President, People Services and Development	9,150	$20.84/share	2,700	56,268	562	11,712
J. R. Loyack Senior Vice President, Chief Financial Officer	9,150	$20.84/share	2,700	56,268	562	11,712
P.T. Ortiz Senior Vice President, General Counsel & Secretary	9,150	$20.84/share	2,700	56,268	562	11,712
W. J. Real Senior Vice President, Public Policy	9,150	$20.84/share	2,700	56,268	562	11,712

Current Executive Officers as a Group:  In 2004, this group, which consisted of 8 members, received a total of 75,700 options, 23,200 restricted stock rights and 3,500 performance shares.

All employees, including all current officers who are not executive officers as a group:  In 2004, this group, which consisted of 172 members, received a total of 465,500 options, 8,000 restricted stock rights and 2,188 performance shares.

All current non-employee directors as a group:  Non-employee directors have received options under the soon to expire Director Retainer Plan and have not been eligible to participate under the Original Plan.   If the proposed PEP is approved by shareholders, non-employee directors will be eligible to receive awards under the PEP and the 8 members of this group would each receive 1,050 stock options and 1,050 restricted stock rights as part of their annual retainer compensation for 2005.  See “Director Compensation” on page 12 of this proxy statement.

Your Board of Directors recommends a vote FOR this proposal to approve the PNM Resources, Inc.  Amended and Restated Omnibus Performance Equity Plan.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The following Human Resources and Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Human Resources and Compensation Committee (the “Committee”) establishes compensation guidelines and targets based upon the performance of PNM Resources, its subsidiaries and business units, and individual executive officers.  The Committee consists of four independent directors.  The Committee’s goal is to establish a compensation program that:

•      links the interests of management and shareholders;

•      aligns executive compensation with long-term PNM Resources performance; and

•      attracts and retains executives of high caliber and ability.

PNM Resources recently analyzed its compensation programs using competitive market data specific to the utility and energy industry.  The study consisted of a review of base salary, short-term incentives, long-term incentives, and total direct compensation.  This study contributed to the determination of compensation as described below.

Base Salaries

Executive Officers.  Each year, the Committee reviews base salaries of individual executive officers and their salary ranges.  In 2004, base salaries were conservatively tied to the median base salaries of executives in comparable positions within the utilities and energy industry.

Chief Executive Officer.  On April 10, 2004, Mr. Sterba’s salary was increased by $50,000 to $690,000  In setting Mr. Sterba’s salary for 2004, the Committee evaluated his performance in the prior year, and considered competitive utility industry data from the Towers Perrin Energy Services Industry Executive Compensation Database 2004 Report.

Short-Term Incentive Compensation

Executive Officers and Chief Executive Officer.  In 2004, executive officers, including Mr. Sterba, participated in a short-term “at risk” cash compensation plan.  Performance targets established for three levels of achievement:  Threshold, Stretch and Optimal.  The plan is designed to pay twenty percent (20%) of the award opportunity on performance targets tied to individual performance goals, company-wide customer satisfaction, cost control, and operations efficiency, and eighty percent (80%) of the award opportunity on the achievement corporate earnings per share (“EPS”) targets.  Mr. Sterba’s 2004 individual performance goals included measurements related to long-term growth opportunities, public policy engagement, constituency development, governance and leadership.  The EPS targets for the plan are approved by the Board on an annual basis.  In 2004, the optimal corporate EPS target of $1.43 was achieved, and awards were paid in March 2005.  Other significant achievements during 2004 include the following:

•      total shareholder return ranked in the 93rd percentile of the S&P Midcap 400 Utility Index,

•      improved business and residential customer satisfaction ratings for the fifth straight year,

•      achieved over 12% increase in Performance Excellence Score as rated by a national Baldrige examiner and consultant,

•      P/E Ratio average .90 points above the median P/E for the S4ELUT Index,

•      increased number of retail share owners by 24%, and

•      increased number of institutional holders by 7%.

Long-Term Incentive Compensation

Executive Officers and Chief Executive Officer.  Under the Omnibus Performance Equity Plan (“PEP”), the Company has considerable flexibility to structure compensation incentives for officers and employees by rewarding long-term growth and profitability incentives in the evolving competitive environment.  The PEP allows for non-qualified stock options, incentive stock options, restricted stock rights, performance shares, performance units, and stock appreciation rights.  The Committee believes that stock ownership provides additional incentives for eligible employees to devote their best efforts to the Company’s financial success as well as to perform in the best interests of shareholders, customers, and employees.

Under the PEP, non-qualified stock options are granted to all executive officers on an annual basis.  The PEP provides that the Committee, in its sole and absolute discretion, will declare the level of options to be granted.

Performance shares also may be awarded to all executive officers, including Mr. Sterba, through the Long-Term Performance Share Program, which is designed to provide added structure to grants made pursuant to the PEP.  The Long-Term Performance Share Program has “at risk” awards tied to Company Total Shareholder Return (“TSR”) relative to the Philadelphia Utility Index over a three-year performance period.  For the 2002-2004 performance period, PNM Resources’ TSR outperformed the Philadelphia Utility Index by 21.0 percentage points.  The awards for this performance period were approved and awarded in February 2005.

Ongoing Committee Activities in 2004

In 2004, the Committee implemented a new approach to long-term incentive compensation for Company officers.   Under the new approach, grants made to officers will fall under three award components:  stock options, restricted stock rights (each awarded under the PEP), and Long-Term Performance Cash (awarded outside of the PEP).  The award of Long-Term Performance Shares was eliminated.  However, there are trailing awards with potential payouts through 2007.

The Long-Term Performance Share and Long-Term Performance Cash components link a portion of the officer’s potential total compensation to the TSR of the Company.  Beginning in 2004 (performance period 2004-2006), these “at risk” awards are tied to company TSR performance relative to the S&P Midcap 400 Utility Index over a three-year performance period.  Officers may receive cash or performance share awards for three-year performance periods (or partial awards in the first two years of the program).   A target is established for each officer, and the officer can realize zero percent to 200 percent of the target depending on the TSR performance.

The new long-term incentive approach continues to deliver competitive levels of incentive compensation, but with less dilutive impact and more retention power than the previous long-term incentive award structure.

The Committee will continue to review, monitor and evaluate PNM Resources’ executive compensation programs both in the aggregate and in their component parts to assure that they effectively support Company strategy and achieve the Committee’s goals.

Certain Tax Matters

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), generally prohibits publicly held companies, such as PNM Resources, from deducting, for federal income tax purposes, annual compensation in excess of $1 million paid to any of certain key executives, except to the extent compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the shareholders. To the extent possible, the Committee intends to structure the compensation of executive officers in a manner to permit the compensation paid to these individuals to be allowed as a deduction for federal income tax purposes.  The Committee, however, may choose to provide compensation that is not deductible in order to incentivize, retain or to secure the services of key executives when it determines that it is in the best interests of the Company to do so.

Respectfully Submitted,

Human Resources and Compensation Committee

Robert M. Price, Chair
Adelmo E. Archuleta
Manuel T. Pacheco
Bonnie S. Reitz

EXECUTIVE COMPENSATION AS OF DECEMBER 31, 2004

Summary Compensation Table

	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)		Securities Underlying Options/ SARs (#)		LTIP Payouts ($)	All Other Compensation ($)

J. E. Sterba	2004	687,885	(a)	910,000	(b)		(c)	445,849	(d)	42,600	(g)	23,445	210,879	(e)
Chairman, President & Chief	2003	596,731	(a)	493,998	(b)		(c)	0		100,000		14,663	53,156	(e)
Executive Officer	2002	513,461		0			(c)	7,820	(d)	100,000			75,931	(e)

A. A. Cobb	2004	209,320		165,002	(b)		(c)	56,268	(d)	9,150	(g)	11,712	134,644	(e)
Senior Vice President, People	2003	200,539		125,402	(b)		(c)	0		19,000		7,323	24,590	(e)
Services and Development	2002	195,943		0			(c)	1,955	(d)	19,000			52,063	(f)

J. R. Loyack	2004	229,000		165,002	(b)		(c)	56,268	(d)	9,150	(g)	11,712	58,321	(e)
Senior Vice President,	2003	218,809		125,402	(b)		(c)	0		19,000		4,888	25,777	(e)
Chief Financial Officer	2002	156,464		0			(c)	782	(d)	8,500			21,216	(e)

P.T. Ortiz	2004	236,929		115,502	(b)		(c)	56,268	(d)	9,150	(g)	11,712	102,662	(e)
Senior Vice President,	2003	226,938		87,781	(b)		(c)	0		19,000		7,323	26,570	(e)
General Counsel & Secretary	2002	218,159		0			(c)	1,955	(d)	19,000			27,102	(e)

W. J. Real	2004	280,925(a	)	115,502	(b)		(c)	56,268	(d)	9,150	(g)	11,712	152,873	(e)
Senior Vice President,	2003	280,236(a	)	125,402	(b)		(c)	0		29,000		8,757	29,884	(e)
Public Policy	2002	257,696		0			(c)	2,933	(d)	28,000			37,373	(e)

(a)   Amounts include sale of accrued vacation hours.

(b)   Bonus paid in 2005 for 2004 performance according to the Officer Incentive Plan. The Officer Incentive Plan ties a portion of officer compensation to company-wide earnings per share, business unit performance, and individual performance.

(c)   Amounts are less than the established reporting thresholds.  The 2004 “Other Annual Compensation” amounts are as follows: Sterba $27,340, Cobb $27,342, Loyack $20,221, Ortiz $24,923, and Real $22,437.

(d)   At December 31, 2004, the named executive officers held the following shares of restricted stock, having the values stated below, based upon a $25.29 closing price of the Company’s Common Stock as reported on the New York Stock Exchange on December 31, 2004, the last business day prior to the end of the fiscal year.

Name	# of Shares of Restricted Stock	$ Value

J. E. Sterba	16,871	426,668
A.A. Cobb	1,851	46,812
J. R. Loyack	1,821	46,053
P.T. Ortiz	1,851	46,812
W. J. Real	1,876	47,444

Restricted stock rights vest as follows:  (i) on the first anniversary of the grant date, 33%; (ii) on the second anniversary of the grant date, 67%; and (iii) on the third anniversary of the grant date, 100%.  In the event of a change in control, the grantee’s nonvested restricted stock rights fully vest.

(e)   Amounts represent the 401(k) Company match and contributions under the Retirement Savings Plan, plus amounts pursuant to the Executive Savings Plan, and the ESP II,  plans that provide executives with contribution benefits for earnings more than the IRS limits imposed for qualified plans.  See the description of the amended Executive Savings Plan and the description of the ESP II elsewhere in this proxy statement under “Retirement Plan and Related Matters – 401(k) Plan, the Executive Savings Plan and “Equity Compensation Plan Information.”

(f)    Relocation expense reimbursement plus amounts described in footnote (e).

(g)   Amounts have been adjusted to reflect the three-for-two stock split on June 11, 2004.

OPTION GRANTS AND EXERCISES IN 2004

Under the PEP, non-qualified stock option grants are awarded to all executive officers, including Mr. Sterba, as well as other key employees.  Grants for 2004 were approved and awarded in February 2004 and are reported in the table below.

Option Grants in Last Fiscal Year (2004)

Individual Grants(a)

Name	Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(b)
J. E. Sterba	42,600	5%	20.84	02/16/2014	156,768
W. J. Real	9,150	1%	20.84	02/16/2014	33,672
J. R. Loyack	9,150	1%	20.84	02/16/2014	33,672
P. T. Ortiz	9,150	1%	20.84	02/16/2014	33,672
A. A. Cobb	9,150	1%	20.84	02/16/2014	33,672

(a)   The options shown in this table were granted in 2004 under the Omnibus Performance Equity Plan.

(b)   The grant date valuation was calculated using the Black-Scholes option pricing model assuming stock price volatility of 22.90%, a risk-free rate of return of 3.21% and an annual dividend yield of 3.26%.

No options granted under the PEP in 2004 were exercisable in 2004.  The table below reflects (1) unexercised options granted under a previous expired plan, the Performance Stock Plan (“PSP”), as well as options granted under the PEP and (2) exercised options granted.

Aggregated Option Exercises in 2004 and 2004 Year-End Option Values

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the- Money Options at December 31, 2004(a)
Name	on Exercise (#)	Realized(b) ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
J. E. Sterba	210,000	2,205,975	352,499	192,602	3,730,055	1,822,090
W. J. Real	109,146	559,193	0	52,152	0	510,098
J. R. Loyack	35,249	172,116	0	32,401	0	308,218
P.T. Ortiz	77,124	360,592	79,779	37,652	1,084,803	350,913
A. A. Cobb	48,500	199,565	2,498	37,652	24,435	350,913

(a)   Value equals the year-end stock price ($25.29) minus the exercise price, times the number of shares underlying the option. “In-the-Money” means that the year-end stock price was greater than the exercise price of the option.

(b)   Value of shares exercised is the market value of the shares on the exercise date minus the exercise price.

Long-Term Incentive Plans – Awards in Fiscal Year 2004

	Number of Shares,	Performance or	Estimated future payouts under
	Units or Other	other period until	non-stock price-based plans
Name	Rights (#)	maturation or payout	Threshold ($ or %)	Target ($ o r%)	Maximum ($ or %)
J. E. Sterba Chairman, President & Chief Executive Officer	1,125	3 years	NA	NA	NA
A. A. Cobb Senior Vice President, People Services and Development	562	3 years	NA	NA	NA
J. R. Loyack Senior Vice President, Chief Financial Officer	562	3 years	NA	NA	NA
P.T. Ortiz Senior Vice President, General Counsel & Secretary	562	3 years	NA	NA	NA
W. J. Real Senior Vice President, Public Policy	562	3 years	NA	NA	NA

The Long-Term Performance Share program links a portion of the participants total long-term incentive opportunity to the Company’s Total Shareholder Return (“TSR”).  Participants may earn a minimum of 0% percent to a maximum of 200% of the target award based on the Company’s TSR performance over a three-year period relative to the Philadelphia Utility Index.  The dollar value of the 2004 performance share awards is reflected in the “LTIP Payouts” column of the Summary Compensation Table.

RETIREMENT PLANS AND RELATED MATTERS

Employees’ Retirement Plan

PNM Resources sponsors the Employees’ Retirement Plan (the “ERP”), a noncontributory defined benefit pension plan.  Effective January 1, 1998, the ERP was closed to new participants.  Prior to January 1, 1998, employees who had at least one year of service and who had attained the age of 21 years were eligible to become participants.

Benefits under the ERP are based on the participant’s service and compensation.  Under the ERP, a participant’s “Credited Service” is used for purposes of determining the amount of the participant’s benefit.  The ERP was amended as of January 1, 1998, to limit a participant’s Credited Service to the Credited Service earned as of December 31, 1997, plus a limited amount of future service.  The amount of Credited Service earned after December 31, 1997, is based on the participant’s age and years of Credited Service as of December 31, 1997.  Participants in the ERP continue to accrue “Total Service,” which is the service measure used for purposes of determining a participant’s vesting and eligibility for early and other retirement benefits.  A participant’s compensation used for ERP benefit calculations was frozen as of December 31, 1997.

No contributions to the plan were made in 2004.  The contribution amount is actuarially determined based upon the number of ERP participants, the participants’ ages, compensation, and service. The amount of any contribution with respect to any one person cannot be determined.

Supplemental Employee Retirement Agreements

Messrs. Ortiz and Sterba have entered into supplemental employee retirement agreements (“SERPs”) with PNM Resources.  In 2005, PNM Resources anticipates that the SERPs may need to be amended to comply with the American Jobs Creation Act.

Agreement with Mr. Sterba

Mr. Sterba’s SERP provides him with a supplemental retirement benefit calculated, generally, using the ERP benefit formula, but disregarding certain limitations imposed by the Tax Code on the amount of compensation that may be considered in calculating an ERP benefit and the maximum benefit that may be provided by the ERP.  The benefit under the SERP is reduced by the benefit actually due under the ERP.  For purposes of determining his benefit under the SERP, the SERP provides Mr. Sterba will be treated as having 30 years of Credited Service since he remained employed until February 28, 2005.  Mr. Sterba’s SERP also provides for payment of enhanced severance benefits in lieu of the severance benefits otherwise payable under the Non-Union Severance Plan.  The Non-Union Severance Pay Plan is discussed on page 32.

Agreement with Mr. Ortiz

Mr. Ortiz’ SERP provides him with a supplemental retirement benefit calculated, generally, using the ERP benefit formula, but disregarding certain limitations imposed by the Tax Code on the amount of compensation that may be considered in calculating an ERP benefit and the maximum benefit that may be provided by the ERP.  The benefit under the SERP is reduced by the benefit actually due under the ERP.  For purposes of determining his benefit under the SERP, the SERP provides that Mr. Ortiz has 10 years of Credited Service as of January 1, 2000 and earns 2 years of Credited Service for each year of continuous employment for the years 2000 through 2009.  Accordingly, if Mr. Ortiz remains employed by the Company through December 31, 2009, he will have 30 years of Credited Service.  If Mr. Ortiz is terminated for cause, he will receive no additional service credit for purposes of the SERP.  However, if Mr. Ortiz is terminated by the Company for any other reason, is constructively terminated or his termination is as a result of a change in control, his SERP provides for payment of an enhanced supplemental retirement benefit in lieu of the supplemental retirement benefit otherwise payable under the Officer Retention Plan.  Mr. Ortiz’ SERP also provides for payment of enhanced severance benefits in lieu of the severance benefits otherwise payable under the Non-Union Severance Plan.  The Non-Union Severance Pay Plan is discussed on page 32 and the Officer Retention Plan is discussed on page 32.

Retirement Tables

The following table shows the annual benefits that would be provided under the ERP and (in the cases of Messrs. Sterba and Ortiz) the SERPs to participants who retire at the indicated compensation and Credited Service levels and who elect to receive benefits, calculated on a straight-life annuity basis (i.e., payable over the participant’s life).  Benefits shown are maximum annual benefits payable at age 65 to participants who retire at age 65.  The amounts shown in the table are not subject to any deduction for Social Security benefits or other offset amounts.

Plan Benefit Table

Average of
Highest
Annual Base
Salary for 3
Consecutive	Years of Credited Service
Years(a)	5(b)	10	15	20	25	30	32 ½(c)
$100,000	$10,000	$20,000	$30,000	$40,000	$50,000	$60,000	$65,000
150,000	15,000	30,000	45,000	60,000	75,000	90,000	97,500
200,000	20,000	40,000	60,000	80,000	100,000	120,000	130,000
250,000	25,000	50,000	75,000	100,000	125,000	150,000	162,500
300,000	30,000	60,000	90,000	120,000	150,000	180,000	195,000
350,000	35,000	70,000	105,000	140,000	175,000	210,000	227,500
400,000	40,000	80,000	120,000	160,000	200,000	240,000	260,000
450,000	45,000	90,000	135,000	180,000	225,000	270,000	292,500
500,000	50,000	100,000	150,000	200,000	250,000	300,000	325,000

(a)   Compensation consists of base salary and includes any amount voluntarily deferred under the Retirement Savings Plan and the Executive Savings Plan and Executive Savings Plan II.  Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay.

(b)   Except as noted above in the explanation of the supplemental employee retirement agreements, service begins accumulating from the date of hire and vesting occurs after five years of Total Service.

(c)   The maximum number of years generally taken into account for purposes of calculating benefits is 32½.  Under limited circumstances, an employee working beyond age 62 could earn an additional 3% retirement benefit.

The following table shows the average salary and the years of Credited Service and years of Total Service under the ERP and under the SERPs for the named executive officers as of December 31, 2004.

Salary/Service Table

Name(b)	ERP Average Salary $	SERP Average Salary $	ERP Years and Months of Credited Service	SERP Years and Months of Credited Service	ERP Years and Months of Total Service	SERP Years and Months of Total Service
W. J. Real	135,000	N/A	25 yrs, 3 mos	N/A	25 yrs, 3 mos	N/A
J. E. Sterba	150,001	167,412	22 yrs, 0 mos	22 yrs, 0 mos(a)	26 yrs, 0 mos	26 yrs, 0 mos
P. Ortiz	138,332	138,332	8 yrs, 4 mos	20 yrs, 0 mos	13 yrs, 2 mos	25 yrs, 0 mos

(a)   The table is as of December 31, 2004.  As of February 28, 2005, Mr. Sterba was credited with 30 years of Credited Service under his SERP.

(b)   J. R. Loyack, the Company’s Senior Vice President and Chief Financial Officer, and A. Cobb, the Company’s Senior Vice President, People Services and Development are not eligible under the ERP and do not participate in a SERP and are therefore omitted from this table.

401(k) Plan

The Company also sponsors the Retirement Savings Plan (formerly known as the Master Employee Savings Plan and Trust) (the “401(k) Plan”), a defined contribution retirement plan.  Contributions to the 401(k) Plan are made by both participants and sponsoring employers, including PNM Resources.  The employers’ contributions to the 401(k) Plan consist of an across-the-board contribution for all eligible employees and a matching contribution.  The across-the-board contribution for 2004 ranged from three percent to ten percent of eligible compensation, depending upon the participant’s age.  The matching contribution for 2004 was equal to 75 percent of the first six percent of eligible compensation contributed by the employee to the 401(k) Plan on a pre-tax basis.

Executive Savings Plans

The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the across-the-board and matching contributions to the 401(k) Plan.  The Tax Code also limits the maximum amount that can be contributed by any participant and the maximum amount of participant contributions, employer contributions and other amounts that can be allocated to any participant’s account. In June 1998, the PNM Board of Directors adopted the Executive Savings Plan (the “ESP”).  The ESP is a non-qualified plan that provides the current executive officers and certain other executives with an opportunity to supplement his or her retirement savings and to receive the full employer contributions that would be available in the absence of these limitations.  PNM Resources assumed sponsorship of the ESP in 2002.  Effective January 1, 2004, the ESP was amended and restated to make a number of administrative changes and to permit the sponsoring employers to make additional contributions in their discretion.

In response to the American Jobs Creation Act, the Company adopted the Executive Savings Plan II (“ESP II”), effective December 15, 2004.  In addition to the contributions described above, the ESP II now provides for a supplemental employer contribution in an amount intended to provide the participant with a competitive level of retirement income (expressed as a percentage of pre-retirement income) at age 65.  The supplemental employer contributions described in this paragraph vest on a two year cliff vesting schedule.

Nineteen officers were eligible to participate in the ESP and fifteen officers were eligible to participate in the ESP II in 2004.

Grantor Trust

PNM and the Company each have established irrevocable grantor trusts to assist them in meeting their obligations under the SERPs and certain other benefit programs.  PNM Resources may, but is not obligated to, make contributions to the trusts, which were established with an independent trustee.  Since 1989, $12.7 million has been contributed to the trusts.  The ESP and the SERP benefits are required to be funded through the trusts as a condition to the closing of a transaction that constitutes a change in control.  This arrangement may be modified in 2005, since funding upon a change in control may lead to adverse tax consequences for plan participants.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Officer Retention Plan

Effective July 14, 2003, the PNM Resources, Inc. Executive Retention Plan was amended, restated and renamed the PNM Resources, Inc. Officer Retention Plan (the “Retention Plan”).  The Retention Plan covers the current officers of sponsoring employers, including PNM Resources.  The Retention Plan provides special severance benefits should an officer be terminated as a result of a change in control (as defined in the Retention Plan).  Benefits are only payable if the officer is not immediately re-employed by the successor company and if the termination is (a) for reasons other than cause, death or disability or (b) by the officer due to constructive termination.  In addition, the officer must sign a release agreement to receive benefits.  The benefits include:  (i) lump sum severance benefits (equal to 3.0 times current base compensation for the Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents); (ii) reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; (iii) certain insurance benefits that are substantially similar to those received by the officer immediately prior to termination of employment; (iv) supplemental retirement benefits; and (v) certain other amounts.  If an officer receives any payment due to a change in control that is subject to the excise tax provided in Section 4999 of the Tax Code, then the officer will be reimbursed in an amount equal to that which places the officer in the same after-tax position as if no excise tax had been imposed.  In 2005, PNM Resources anticipates that the Retention Plan may need to be amended to comply with the American Jobs Creation Act.

Retention Agreement with Mr. Sterba

In 2003, the Company entered into a Retention Agreement with Mr. Sterba.  This Retention Agreement provides Mr. Sterba with a bonus if he continuously works for the Company as Chief Executive Officer through the end of the calendar year 2010, or upon his death or disability, if earlier.  The amount of the bonus is equal to $1.6 million plus amounts forfeited pursuant to the ESP and ESP II (if any).  Generally, if Mr. Sterba terminates his employment or if he is terminated for cause prior to any of these events, he will not receive the bonus.  However, if Mr. Sterba’s employment is terminated without cause or if he is constructively terminated, he is eligible to receive the bonus.  The bonus will be paid in two equal installments.  The first installment will be paid at the end of the calendar year 2010, and the second installment will be paid one year thereafter.

Non-Union Severance Pay Plan

PNM Resources has a Non-Union Severance Pay Plan that covers non-union employees, including the current executive officers, who are terminated.  Effective January 1, 2004, this program was segregated from the PNM Resources, Inc. Benefits My Way Plan and was adopted as a stand-alone plan known as the PNM Resources, Inc. Non-Union Severance Pay Plan.  Members of the Senior Management Group (the current executive officers are members of the Senior Management Group) are eligible, upon signing a release agreement, for a lump sum payment equal to fourteen months of base salary plus one additional week of base salary for each year of service.  Members of the Senior Management Group are also eligible to receive reimbursement for placement assistance expenses (up to five percent of base salary), continuation of certain insurance coverages, and health care benefits for up to 12 months.  Severance benefits may not exceed the equivalent of twice the participant’s annual compensation.  If an individual is to receive benefits under the Retention Plan, severance benefits are not available under the Non-Union Severance Pay Plan.  In 2005, PNM Resources anticipates that the Non-Union Severance Pay Plan may need to be amended to comply with the American Jobs Creation Act.

Officer Life Insurance Plan

Effective January 1, 2004, the PNM Resources, Inc. Officer Life Insurance Plan (the “Life Insurance Plan”) was adopted.  The Life Insurance Plan covers the officers of sponsoring employers, including PNM Resources.  The sponsoring employers pay the premiums on the underlying policies and own the policies.  The officers have no rights to any cash value in any policy.

Other Plans

Certain other plans sponsored by PNM Resources in which the named executive officers participate contain provisions that are triggered by a change in control.  These include, for example, the PSP, under which immediate vesting of stock options occurs upon a change in control, and the PEP, which provides for immediate vesting upon eligible termination due to a change in control.  The terms of the change in control provisions are similar among the plans but do have some variations.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to benefits received by or allocated under the Equity Compensation Plans:

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2004

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	3,605,968	15.68	448,483	*
Equity compensation plans not approved by security holders (Executive Savings Plans)	10,898	22.65	51,602
Total	3,616,866	15.71	500,085

*419,983 securities remain available for future issuance under the PEP; 28,500 securities remain available for future issuance under the Director Retainer Plan, which expires on July 1, 2005.

Under the ESP and ESP II (as discussed on page 31), a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources.  A participant who chooses to invest in the PNM Resources Stock Fund may elect to settle that portion of his or her account in either common stock or cash.  A total of 37,500 shares of common stock (adjusted for the 3-for-2 stock split effective June 11, 2004) have been reserved by PNM Resources for issuance under the ESP, and 25,000 shares have been reserved under ESP II.  During the year ended December 31, 2004, there were a total of 9,832 shares of PNM Resources’ common stock allocated to participants in the ESP.  1,066 shares were allocated to participants in the ESP II.  Accordingly, on December 31, 2004, there were a total of 10,898 shares of common stock allocated but not issued to active plan participants under the ESP and the ESP II.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires PNM Resources’ executive officers and Directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction.   We recently discovered that a Form 4 filed on November 23, 2004 for Mr. Thomas Sategna inadvertantly omitted to report the related sale of 720 shares that occurred one day later as it was arranged separately by the custodian of the Employee Stock Purchase Plan.  A corrected filing was made when the omission was discovered on March 3, 2005.  Other than this oversight and based on our records, we believe all executive officers and Directors met all applicable filing requirements.

Annual Report and Other Matters

PNM Resources’ Summary Annual Report, including condensed consolidated financial statements, along with a copy of the 2004 Annual Report on Form 10-K, was mailed to shareholders beginning on April 1, 2005.  Copies of the 2004 Annual Report on Form 10-K are available without charge upon written request to Lisa Rister, Executive Director, Investor Relations and Corporate Planning, Alvarado Square, Mail Stop Z250, Albuquerque, New Mexico 87158, or electronically at InvestorRelations@pnm.com.  You may also obtain our SEC filings through the Internet at www.pnm.com or www.sec.gov.

Shareholder Proposals for the Year 2006 Annual Meeting

If you want PNM Resources to consider including a proposal in our proxy statement and form of proxy next year, you must submit the proposal to us in accordance with applicable rules of the SEC, and your proposal must be received at our principal executive offices no later than December 2, 2005.

If you intend to present a proposal at next year’s Annual Meeting but do not want the proposal to be included in our next year’s proxy statement and form of proxy, then you must submit the proposal to the Secretary of PNM Resources no later than January 2, 2006, in accordance with the specific procedural requirements set forth in our bylaws.

Shareholder proposals should be delivered to or mailed and received by us on or before the above dates addressed to:

Corporate Secretary

PNM Resources, Inc.

Alvarado Square, Mail Stop 2822

Albuquerque, NM  87158

If you would like a copy of the procedures for submitting shareholder proposals contained in our bylaws, please contact:

Assistant Corporate Secretary

PNM Resources, Inc.

Alvarado Square, Mail Stop 2850

Albuquerque, NM  87158

505-241-2205

For next year’s Annual Meeting of Shareholders, the persons appointed by the proxy to vote shareholders’ shares will vote those shares according to their best judgment on any shareholder proposal that PNM Resources receives after January 2, 2006.

Solicitation

The enclosed proxy is being solicited on behalf of PNM Resources’ Board of Directors.  This solicitation is being made by mail but also may be made in person, by telephone or via the Internet.  The Company has hired Georgeson Shareholder Communications, Inc., to assist in the solicitation for an estimated fee of $6,000, plus any out-of-pocket expenses.   PNM Resources will pay all costs related to solicitation.

Revocability of Proxy

You may revoke the enclosed proxy by attending the Annual Meeting and voting your shares in person or by providing a later executed proxy.

By Order of the Board of Directors

Patrick T. Ortiz
Senior Vice President,
General Counsel and Secretary

APPENDIX A

PNM RESOURCES, INC.

CORPORATE GOVERNANCE PRINCIPLES

Adopted:  October 7, 2003/Amended:  December 7, 2004

INTRODUCTION

The Board of Directors of PNM Resources, Inc. (“PNM Resources” or the “Company”) recognizes the importance of corporate governance to the proper management of the Company and has organized the various governance policies adopted and practiced over the years into this consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company.  The Board has taken advantage of the opportunity to create this document to revisit its policies and modify or adapt them to the dynamic corporate governance environment globally. These principles have been approved by the full Board after analysis of the policy considerations for the principles and have chosen those practices which the Board believes to be in the best interests of its investors, even if those practices may not be identical to current notions of “best practices” or to certain commonly accepted practices.   Because the Board recognizes the on-going debate with regard to corporate governance practices, it has charged its Governance and Public Policy Committee (“GPPC”) with reviewing the principles at least annually (or more often if necessary) and to recommend any necessary changes to the Board.

  I.  BOARD OF DIRECTORS: GENERAL

A.      Responsibilities

The primary responsibility of the Board is to oversee the management of the Company to optimize its long-term value for its shareholders.  The management of the Company is conducted on a daily basis under the direction of the Chief Executive Officer (“CEO”) selected by the Board.  The Board and management agree that shareholder value is optimized by operating the Company in an ethical and forthright manner and responsibly addressing the concerns of its various constituencies, including employees, customers, government officials, suppliers, the communities it serves and the public at large.  Board members oversee the management of the Company and advise and counsel the CEO and the executive management team relative to matters of policy, business affairs, and overall strategy. The Board seeks to assure that the Company’s business is conducted with the highest standards of ethical conduct and in conformity with applicable laws and regulations.  Except for matters requiring shareholder action, the Board is the ultimate decision-making body of the Company.  Among the Board’s most important responsibilities are the election, evaluation and compensation of the Company’s CEO and the other members of the executive management team.  In addition the Board oversees the process of succession planning for the CEO and other members of senior management; reviews, approves and monitors fundamental financial and business strategies and major corporate actions; assesses major risks facing the Company and reviews options for their mitigation; assures processes are in place for sustaining the integrity of the Company including the integrity of its financial statements, its compliance with law and its Code of Conduct and its relationships with customers, regulators, other government officials, employees and its other constituencies.

The Board reviews and discusses reports by management on the Company’s performance, its plans and prospects and immediate issues facing the Company.  In accordance with the Company’s Bylaws, the Board determines the requirements for service as a director and the fees for the Board.  Directors will act with integrity and demonstrate a commitment to the Company and its strategies, and to building shareholder value.  Although the Board exercises vigorous and diligent oversight over the Company’s affairs, it does not perform or duplicate the role of management, which is to operate the Company on a daily basis.

B.      Board Meetings

The number of scheduled Board meetings will vary with circumstances; however, a minimum of five meetings are held annually.  Special meetings are called as necessary in accordance with the Company’s Bylaws.  Directors are responsible for attending all meetings and for reviewing materials provided in advance of each meeting.  Directors are expected to actively participate in Board and committee meetings. In addition, the Board has access to the Company Intranet for timely news and information, in addition to receiving monthly performance reports and other information from the Company that is helpful in the performance of directors’ responsibilities.  The CEO also uses a dedicated message line to communicate urgent or critical information to the Board. The Chairman of the Board determines Board agendas, with input from Directors and other members of executive management.  At the December Board meeting, Committees and the Board review and approve a schedule of key issues to be addressed during the course of the next calendar year to be aligned with the respective Committee Charters.

C.      Board Size

The Company’s Articles of Incorporation require the Board to have between 5 and 12 members, with the exact number fixed by the Board.  The Board has determined that nine members is the appropriate size for the Company.  The Board will deviate from that number (within the limits established by the Articles) only to facilitate the orderly addition and development of new Board members to replace departing directors.

D.      Director Elections

For purposes of election, the Board is divided into three classes, as equal in number as possible, known as classes “A,” “B,” and “C.”   One class is elected at each Annual Meeting of Shareholders to serve for a three-year term.  If the number of Directors is changed, any increase or decrease in directors is apportioned among the classes so as to maintain all classes as equal in number as possible.  Directors added to the Board as a result of an increase in Board size stand for election at the next Annual Shareholders Meeting.

E.      Process for Director Nominations

The Board is responsible for recommending director nominees for election by the shareholders and for selecting directors to fill vacancies until voted upon by the shareholders.  The Board has delegated the director screening process to the GPPC, which has the responsibility to recommend candidates to the Board.  The GPPC will consider suggestions from current directors, officers and employees of the Company, shareholders, industry associations, special interest groups, recruiting firms, and others. Shareholders wishing to provide suggestions for nominees should submit their suggestions together with a description of the potential nominee’s qualifications, appropriate biographical information and signed consent to serve to Secretary, PNM Resources, Inc., Alvarado Square MS-2822, Albuquerque, New Mexico 87158.

F.      Nominations Policy

Corporate boards are confronted with a highly complex, ever-changing body of law governing their role to direct the management of corporations, which are affected by and responsible to an increasingly diverse and active set of constituencies. In order to represent the interests of shareholders, Directors must be aware of and understand the interests of institutional investors, pension fund managers, the communities in which the corporation operates, individual shareholders, customers, government officials and employees. In this context, an effective director search process begins with a careful evaluation of the Board’s needs and culture. By auditing itself for missing talents, future trends and strategic issues, the Board can make the new director search much more productive.

The Board of Directors recognizes that the contribution of the Board depends not only on the character and capabilities of the Directors individually, but also on their collective strengths. It further recognizes the importance of a well-balanced board, which reflects the interests of the Company’s shareholders, customers, employees, regulators and the communities it serves. It is the intent of this Board to fill vacancies by thoroughly reviewing the current strengths and weaknesses of the Board, the size of the Board, the potential future service of current members, and the diversity of the Board, including age, ethnicity, geographic representation, experience, and education. The Board recognizes the need to be flexible and responsive to the needs of all the Company’s constituencies in order to optimize the long-term value of the Company for its shareholders.

The GPPC of the Board is responsible for seeking out possible candidates and otherwise aiding in attracting highly qualified candidates as Directors. In considering potential nominees for election, the Board will consider the attributes listed above, as well as any potential obligations (employment or otherwise), which could be considered a hindrance to the performance of the duties of a Director or a threat or opportunity to the Company.  The GPPC has also developed detailed guidelines to facilitate the candidate search and nomination process.  In identifying possible candidates for the Board, the GPPC will not consider persons who provide professional services for the Company such as legal counsel, investment bankers and accountants.

G.      General Board Attributes

Recognizing that the contribution of the Board will depend not only on the character and capabilities of the Directors taken individually but also on their collective strengths, the Board should be composed of:

(1)   Directors chosen with a view toward bringing to the Board a variety of experience and background relevant to the Company’s business;

(2)   Directors who will form a balanced core of business executives with varied expertise;

(3)   Directors who have substantial experience outside the business community -- in the public, academic or scientific communities, for example;

(4)   Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies; and

(5)   A majority of Directors who are not employees or former employees of the Company.

H.      Director Qualifications

In considering possible candidates for election as a Director, the Board is guided by the general board attributes described above and by the following:

(1)   Each Director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others and exercise good judgment;

(2)   Each Director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

(3)   Each Director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

(4)   Each Director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

(5)   Each Director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency;

(6)   Each Director should have an equity ownership interest in the Company prior to commencing service on the Board. Each Director’s ownership interest should increase over time, consistent with applicable trading guidelines, so that an appropriate amount of stock is accumulated.

I.       Orientation for New Directors; Continuing Education

New Directors participate in an orientation program including visits to Company facilities and discussions with key executives.  New Directors are provided a Director Reference Manual during orientation.  Continuing education programs are recommended to the Directors, and Directors are encouraged to periodically attend director education programs.

J.      Board Evaluation

In assessing the strengths and weaknesses of the Board, an annual evaluation is performed to determine: (1) how well its members’ talents and expertise are suited to guiding the Company into the future; (2) areas of focus for development of current directors, potential future candidates, and the Board in general; (3) the effectiveness of Board processes in assisting the Directors in fulfilling their duties; and (4) in general to determine whether the Board and its committees are functioning effectively. It may include individual Director evaluations.  The GPPC administers the evaluation process.

K.      Limits on Number of Board Memberships

Service on other corporate boards often broadens and deepens the knowledge and experience of our directors.  In addition, officers of the Company who serve on other boards frequently gain valuable insight and experience, which proves beneficial to the Company.  However, service on too many boards can interfere with an individual’s ability to perform his or her responsibilities.  Before accepting an additional board position, a Director is expected to consult with the Chair of the GPPC and the Chairman of the Board to determine whether or not a conflict of interest exists.  In addition, a Director will consider whether the acceptance of a new directorship would compromise his or her ability to perform present responsibilities.  No Director may serve on more than four boards of public companies.  No Director may serve on more than three audit committees of public companies.  An officer of the Company may not serve on a board of a public company without the prior approval of the Chief Executive Officer.

II.   INDEPENDENCE AND COMMITTEES

A.    Majority of Independent Directors/Definition of Director Independence

The Board has and will have a majority of independent directors.  At most, two members of management, including the CEO, may serve as Directors.  The definition of independence follows applicable law and stock exchange listing standards.  The Board reviews annually the relationship each Director has with the Company. No Director is considered independent unless the Board affirmatively determines that the Director has no material relationship with the Company.  PNM Resources will disclose in the Company’s annual proxy statement those determinations and the basis for a Board determination that a relationship is not material.  Currently only one member of the Board, the CEO, is not independent.

B.      Committee Composition

All principal committees of the Board are composed entirely of independent directors.  The principal committees of the Board are:  Audit and Ethics, Finance, Governance and Public Policy,

and Human Resources and Compensation.   Each committee has a written charter that complies with the requirements of applicable law and stock exchange listing standards.  In general, committees of the Board are used to focus on issues that may require more in-depth scrutiny.  The specific duties of each committee are detailed in the committee charters, and are approved by the Board of Directors.  Charters are available on the Company website and will be mailed to shareholders upon request.  Each committee reviews its charter on an annual basis, or more frequently if necessary, and recommends any amendments to the full Board.

The membership of each committee is recommended to the Board by the GPPC and is rotated based on the following principles: (1) rotation of committee chair every three-to-seven years, and (2) rotation of other committee members every three-to-five years.  The committees themselves select committee chairs from their membership.  The committees meet in conjunction with regularly scheduled Board meetings, except for the Board meetings held in connection with the Annual Meeting and the Board retreat.  In addition, the Audit and Ethics Committee meets every quarter to review the Company’s 10K and 10Q filings with the Securities and Exchange Commission.  The committees will also meet at additional times as the need arises.

C.      Separation of Chairman and CEO Positions

The Board retains the right to exercise its discretion in combining or separating the offices of Chairman of the Board and Chief Executive Officer.  This determination is made depending on what is best for the Company in light of all circumstances prevailing at the time.  Currently, the Board believes it to be in the best interests of the Company to combine the two positions.  The Board has separated the two offices on three different occasions since the late 1980s.

D.      Lead Director Position

The Chairman of the Board presides at all meetings of the stockholders and of the Board.  In circumstances where the independent directors meet without the Chairman, the Board selects a presiding director.    A presiding Director is selected each year.  The Director selected is responsible for facilitating and chairing the independent directors meetings scheduled for that year.  The independent directors meet at least twice a year without management present and will meet more often as the need arises.

III.   PLANNING / OVERSIGHT FUNCTIONS

A.    Directors Have Direct Access to Management

Directors are encouraged to have contact with members of executive management and to familiarize themselves with the Company’s operations.  Members of management are assigned as committee coordinators to assist the committee chairs and members with various committee duties.  Members of executive management attend Board meetings and members of the workforce are routinely called upon to make Board presentations.  Sound judgment is used in striking the balance of engagement with management and avoiding inappropriate involvement in the daily operations of the Company.

B.    Independent Directors Formally Review CEO Performance

The independent directors make this evaluation annually, and communicate the results to the CEO.  The evaluation is based upon objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, and other criteria established by the Board.  This evaluation is used by the HRCC in establishing the CEO’s compensation program and in determining the appropriate compensation level for the CEO to recommend to the Board.

C.    Succession Planning

At least annually the CEO must review management development and succession planning with the Board to assure the effectiveness of the process and identify areas of need.  The Board focuses specifically upon succession planning for the CEO and reviews the CEO’s plans for other members of executive management.

D.    Ethics and Conflicts of Interest

The Company is committed to the highest standards of ethical behavior.  Directors, officers, employees and all other agents and representatives of the Company are expected to observe both the letter and spirit of the law in every transaction and make their own personal commitment to ethical behavior.  Every person working for PNM Resources and its affiliates must act in conformity with its Principles of Business Conduct expressed in its Do the Right Thing guidebook.  The Principles of Business Conduct are grounded in our shared values of Integrity, Fairness, Stewardship, and Engagement.  The Board has not permitted any waiver of any ethics policy for any Director or Executive Officer.  The Board has authorized the GPPC to consider requests for waivers of the Company’s Principles of Business Conduct for a Director or Executive Officer.  There is a strong presumption against providing any waivers.  Any waivers granted must be accompanied by terms and conditions sufficient to protect the Company under the circumstances.  Any waiver of the principles for any Director or Executive Officer will be referred to the full Board for ratification and, if upheld, will promptly be disclosed to shareholders.

The Directors and officers complete a Conflict of Interest Questionnaire annually.  The GPPC has oversight responsibility regarding conflicts of interest.  If an actual or potential conflict of interest arises for a Director, the GPPC addresses the matter with the Director and promptly informs the CEO and the Board.  If a significant conflict exists and cannot be resolved, the Director is expected to resign. A Director is required to disclose to the full Board when any matter under consideration involves a conflict of interest, whether direct or indirect.   Directors are recused from any discussion or decision affecting their personal, business or professional interests. The Board resolves any conflict of interest issue involving the CEO.  The CEO resolves any conflict of interest issue involving any other officer of the Company.

E.     Board Has its Own Advisors

The Board and its committees have the right to communicate directly with the Company’s principal external and internal advisors and to retain at the Company’s expense independent legal counsel, investment bankers, accountants and other consultants.

 IV.   COMPENSATION OF DIRECTORS

A.    Directors Paid Partially in Stock

Only non-employee directors are compensated for their service as Directors. Their compensation is intended to be sufficient to attract qualified candidates.  Director compensation is a mix of cash and stock-based compensation.  The latter is intended to align the interests of the Directors with those of the shareholders.  Directors are paid an annual retainer fee, and a meeting fee for each Board and committee meeting they attend.  The Company has no retirement program for Directors.  Director compensation is established and reviewed by the Board from time to time.  The GPPC is responsible for making recommendations to the Board concerning director compensation.

B.    Stock Ownership Requirements for Directors

The Board requires that newly elected Directors, before commencing Board service, become shareholders in the Company.  While the Board does not believe it appropriate to specify the level of share ownership an individual director should hold, it is anticipated that each Director will develop a meaningful ownership position in the Company over time, depending upon individual circumstances.

  V.   DIRECTOR SERVICE

A.    Age

Under normal circumstances, a Director will not be nominated to serve another term after the term during which the Director reaches the age of 72 years.

B.    Term Limits for Directors

A Director is not eligible for nomination for another term if election for that term would result in the Director serving for more than twelve (12) years, except:  (1) under extraordinary circumstances involving the Company where the Board in its discretion deems it to be in the best interest of the Company for the Director to continue serving on the Board for more than twelve (12) years; or (2) the service beyond twelve (12) years is due to the Director having been selected to fill a vacancy resulting in serving for a portion of an unexpired term.  A nominee for Director for a term which would result in service in excess of twelve (12) years is required to submit a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable. Service on the Board of Public Service Company of New Mexico (“PNM”) prior to the establishment of the Company as the holding company of PNM is counted for purposes of determining term limits under this policy.

C.    Inside Directors

A Director who is also an employee of the Company is required to submit a written resignation to the Board on the date of his or her leaving the Company, for acceptance at such time as the Board, in its discretion, deems advisable.

D.    Periodic Review

The establishment of term limits does not mean that a Director will be nominated to serve additional terms up to the maximum number of terms allowable.  Nominations for successive terms are not routine, it being understood that an evaluation process is used to determine that each nomination is in the best interest of the Company.

E.     Change In Employment and Health Condition

Directors are chosen based on their overall qualifications and the particular skill sets needed by the Board at the particular point in time.  Key to the selection is the Director’s professional and community achievements and the Director having the ability to devote to the substantial duties of a Board member.  Directors who undergo a significant change in their business or professional career are required to notify the Chairman of the Board and the Chair of the GPPC to determine if the change warrants the Director’s resignation.  A Director who experiences a change, such as a disabling health condition, that prevents the proper performance of the duties of a director is required to submit his or her resignation.  The determination as to whether a change warrants resignation shall be made by the Chair of the GPPC.

F.     Chief Executive Officer

By virtue of the position, the CEO of the Company is a Director and the Board’s policy regarding age and term limits does not apply to the CEO as a Director.  When the Director no longer holds the position of CEO of the Company: (1) he or she is required to submit a written resignation as a Director to the Board for acceptance at such time as the Board, in its discretion, deems advisable;

(2) the provisions of the Board’s policy regarding service as an Inside Director, age and term limits applies to the Director; and, (3) any service on the Board by the Director, including the time served on the Board as CEO, is counted for purposes of determinations under this policy.

G.    Policy Changes

The adoption of this policy does not mean a contract exists with any individual Director.  The Board fully reserves the absolute right to change any policy with respect to service on the Board or nomination of a person for service on the Board at any time.

APPENDIX B

PNM RESOURCES, INC.

Proposed Amendment to Restated Articles of Incorporation

C.  Preferred Stock. The Board of Directors is authorized by resolution to provide from time to time for the issuance of shares of Preferred Stock in series and to fix, from time to time before issuance, the designation, preferences, privileges and voting powers of the shares of each series of Preferred Stock and its restrictions or qualifications, limited to the following:

(1)       the serial designation, authorized number of shares and the stated value;

(2)       the dividend rate, if any, the date or dates on which the dividends will be payable, and the extent to which the dividends may be cumulative;

(3)       the price or prices at which shares may be redeemed, and any terms, conditions and limitations upon any redemption;

(4)       the amount or amounts to be received by the holders in the event of dissolution, liquidation, or winding up of the Corporation;

(5)       any sinking fund provisions for redemption or purchase of shares of any series;

(6)       the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of other capital stock, or of other series of Preferred Stock, of the Corporation; and

(7)       the voting rights, if any, for the shares of each series, limited to circumstances when:

(a)           the Corporation fails to pay dividends on the applicable series; ^

(b)           a proposed amendment to these Articles would have an adverse impact on the rights and privileges of the preferred stockholders; and

(c)           a series of Preferred Stock is convertible into Common Stock, in which case the Board of Directors may confer upon the holders of such Preferred Stock, voting as a single class with holders of Common Stock, the same number of votes to which the number of shares of Common Stock into which the shares of Preferred Stock are convertible are entitled on all matters submitted to a vote of holders of Common Stock at a meeting of shareholders other than for the election of directors; provided, however, that the Board may confer the voting rights described in this clause (c) only to the extent that the aggregate amount of Preferred Stock outstanding with such voting rights is convertible to no more than Twelve (12) Million shares of Common Stock.

B-1

APPENDIX C

PNM RESOURCES, INC.

AMENDED AND RESTATED

OMNIBUS PERFORMANCE EQUITY PLAN

SECTION 1
ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

1.1  Background and Establishment.  PNM Resources, Inc. (the “Company”), a New Mexico corporation, previously established the “PNM RESOURCES, INC. OMNIBUS PERFORMANCE EQUITY PLAN” (the “Prior Plan”) for Employees.  The Company now wishes to amended and restate the Prior Plan and hereby adopts the “PNM RESOURCES, INC. AMENDED AND RESTATED OMNIBUS PERFORMANCE EQUITY PLAN” (the “PEP”) for Employees and Nonemployee Directors.  The PEP permits the grant of Stock Options, Restricted Stock Rights, Performance Shares, Performance Units, and Stock Appreciation Rights.

1.2  Purpose.  The purpose of the PEP is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by Employees and Nonemployee Directors, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Employees and Nonemployee Directors upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

1.3  Effective Date.  The Prior Plan was originally effective upon the effective date of the closing of the mandatory share exchange under the New Mexico Business Corporation Act, N.M.Stat.Ann. §53-13-13 (1983), which resulted in the Company becoming the holding company for the Public Service Company of New Mexico (“Original Effective Date”).  The PEP is effective as of the date approved by the Company’s shareholders at its 2005 Annual Meeting (“Effective Date”).

SECTION 2
DEFINITIONS

2.1  Definitions.  Whenever used herein, the following terms will have their respective meanings set forth below:

(a)   “Annual Meeting” or Annual Meeting Date” means the dates established for the annual meetings of the Company’s shareholders pursuant to the Company’s Bylaws.

(b)   “Award” means any Option, Restricted Stock Right, Performance Share,  Performance Unit or Stock Appreciation Right granted under this PEP.

(c)   “Board” means the Board of Directors of the Company.

(d)   “Cause” means termination of employment or directorship due to (i) the failure of a Participant to substantially perform his or her duties with an Employer (provided that this provision will not apply if the failure results from the Participant’s incapacity due to physical or mental illness), or (ii) the engaging by the Participant in conduct which is injurious to an Employer, monetarily or otherwise.

(e)   “Change in Control,” subject to the exceptions and modifications set forth at the end of this Subsection (e), shall be deemed to have occurred (any required approval, including any final nonappealable regulatory order, having been obtained):

(i)    if any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (as hereinafter defined), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)   if, during any period of two (2) consecutive years, the following individuals cease, for any reason, to constitute a majority of the Board:

(1)   directors who were directors at the beginning of such period; and

(2)   any new directors, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (such new directors being referred to as “Approved New Directors”);

(iii) upon the shareholder approval of a merger or consolidation of the Company with any other corporation; or

(iv)  upon the shareholder approval of the adoption of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Subsection (e)(i) shall not apply if the “person” as referred to therein is, or shall be, (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (b) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

In Subsection (e)(ii), the Approved New Director shall not include a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection (e)(i), (e)(iii) or (e)(iv) hereof.

Subsection (e)(iii) shall not apply to a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)   “Committee” means the Compensation and Human Resources Committee of the Board or any such other committee as may be designated by the Board to administer the PEP, the membership of such committee not being less than two (2) members of the Board.  All Committee members must be “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions for exemption of the Awards under the PEP from Section 16(b) of the Exchange Act.

(h)   “Company” means PNM Resources, Inc., a New Mexico corporation.

(i)    “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.  the permanence and degree of impairment shall be supported by medical evidence.

(j)    “Employee” means an individual who is classified by an Employer as a common law employee (or who would be considered a common law employee if such person was not on an authorized leave of absence).  Regardless of any subsequent determination by a court or a governmental agency that an individual should be treated as a common law employee, an individual will be consider an Employee under the PEP only if such individual has been so classified by an Employer for purposes of the PEP.  Examples of individuals who are not Employees of an Employer include (i) consultants, (ii) leased employees as defined in Code Section 414(n), (iii) individuals providing services to an Employer pursuant to a contract with the third party, (iv) independent contractors, (v) employees of independent contractors, (vi) interns, and (vii) co-op employees.

(k)   “Employer” means the Company, or any of its subsidiaries which has by resolution of the subsidiary’s Board affirmatively adopted the PEP.

(l)    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)   “Fair Market Value” means the closing sale price of one share of Stock for “New York Stock Exchange Composite Transactions,” as reported in the Western Edition of the Wall Street Journal, or a successor comparable publication, on the date such value is determined (or if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded).

(o)   “Grant Date” means the date the Committee approves the Award.

(p)   “Impaction” means involuntary termination of an Employee’s employment due to elimination of job, position, department or work unit or general downsizing.

(q)   “Nonemployee Director” means any member of the Board who, as of the Grant Date, is not an Employee.

(r)   “Option” means the right to purchase Stock at a stated price for a specified period of time.  For purposes of the PEP an Option may be either (i) a “nonstatutory stock option” (an option which is not an incentive stock option), or (ii) an “incentive stock option” within the meaning of Section 422 of the Code.

(s)   “Participant” means any Employee or Nonemployee Director who is selected by an Employer, or the Committee (in the case of a Nonemployee Director), from time to time to participate in the PEP; provided, however, that all Employees who are selected to participate in the PEP shall be subject to approval by the President, in his or her sole discretion.  Notwithstanding the above, the President’s right to participate in the PEP shall be determined in the sole discretion of the Committee.

(t)    “Performance Period” means the time period during which the performance goals must be met as determined by the Committee.

(u)   “Performance Share” means a right to receive a payment in the form of Stock equal to the value of a Performance Share as determined by the Committee.

(v)    “Performance Unit” means a right to receive a payment in cash or Stock or a combination thereof equal to the value of a Performance Unit as determined by the Committee.

(w)   “PEP” shall mean the PNM Resources, Inc. Amended and Restated Omnibus Performance Equity Plan as set forth in this document and as amended from time to time.

(x)   “President” means the President of the Company.

(y)   “Restricted Period” means the period during which a Restricted Stock Right, Performance Share or Performance Unit is subject to restrictions pursuant to the relevant provisions of the PEP.

(z)   “Restricted Stock Right” means the right to receive a share of Stock at no monetary cost to the Participant.

(aa)      “Retainer” means the annual retainer to which each Nonemployee Director is entitled, as may be determined by the Board from time to time, in effect on the Grant Date.

(bb)      “Retirement,” for purposes of this PEP, shall mean termination of employment and attainment of:

(i)      age forty-five (45) and twenty (20) years of service;

(ii)    age fifty five (55) and ten (10) years of service;

(iii)   age 59 ½; or

(iv)    any age and thirty (30) years of service.

In the case of a Nonemployee Director, Retirement means (i) a Nonemployee Director’s retirement and related resignation from the Board pursuant to the “Director Service Policy” or equivalent policy that may be adopted or amended from time to time by the Board, or (ii) completion of the Nonemployee Director’s elected term, pursuant to circumstances in which he or she is not reelected for an ensuing term for any reason other than for Cause.

(cc)      “Stock” means the Common Stock of the Company, no par value.

(dd)      “Stock Appreciation Right” and “SAR” mean the right to receive a payment in Stock from the Company equal to the excess of the Fair Market Value of the share of Stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date.  In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

(ee)      “Year of Service” for purposes of this PEP shall have the same meaning as set forth in Section 2.1(yy) of the PNM Resources, Inc. Employees’ Retirement Plan, as amended from time to time (“ERP”), and shall include service with a predecessor organization as set forth in Section 3.3(d) of the ERP.

2.2  Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender when used in the PEP will include the feminine gender, the singular will include the plural, and the plural will include the singular.

SECTION 3
ELIGIBILITY AND PARTICIPATION

Awards may be made only to those Participants who are Employees of an Employer or Nonemployee Directors on the Grant Date of the Award.

SECTION 4
ADMINISTRATION

4.1  Administration.  The Committee shall be responsible for the administration of the PEP.  The Committee, by majority action thereof, is authorized to interpret the PEP, to prescribe, amend, and rescind rules and regulations relating to the PEP, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the PEP, but only to the extent not contrary to the express provisions of the PEP.  Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the PEP shall be final, binding and conclusive for all purposes of the PEP.

4.2  Awards.  The Committee shall have the authority, in its sole discretion, to determine the types of Awards, the times when Awards shall be granted, the number of Awards, the purchase price or exercise price, if any, the period(s) during which such Awards shall be exercisable (whether in whole or in part), the restrictions applicable to Awards, and the other terms and provisions thereof (which need not be identical).  The Committee shall have the authority to modify existing Awards, subject to Section 17 of this PEP.

4.3  Award Agreement.  Each Award shall be evidenced by an agreement that shall specify the type of Award granted and such other provisions and restrictions as the Committee shall determine.

4.4  Claims.  Any claim relating to an Award granted under this PEP shall be submitted to the Committee or its designee.  The Committee shall render a written decision and, if there is an adverse determination with respect to the claim, either in whole or in part, the decision will set forth the basis for the determination.  If the Committee does not render a decision within one hundred and twenty (120) days, the claim shall be deemed denied.

SECTION 5
STOCK SUBJECT TO PEP

5.1  Number.  The total number of shares of Stock subject to all Awards under the PEP may not exceed eight million two hundred fifty thousand (8,250,000), subject to adjustment upon occurrence of any of the events indicated in Section 5.3.  The number of shares of Stock subject to Restricted Stock Right, Performance Share, Performance Unit, and Stock Appreciation Right Awards may not exceed four hundred fifty thousand (450,000),  subject to adjustment upon occurrence of any of the events indicated in Section 5.3.  The shares to be delivered under the PEP may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or, may consist of treasury Stock,  allowable under New Mexico law, treasury Stock not reserved for any other purpose.

5.2  Availability of Stock for Grant.  Subject to the express provisions of the PEP, if any Award granted under the PEP terminates, expires, lapses for any reason, or is paid in cash, any Stock subject to or surrendered for such Award will again be Stock available for the grant of an Award.  With respect to Awards made to insiders under Section 16 of the Exchange Act, shares of such Stock may be reused to the maximum extent permitted under Section 16 of the Exchange Act.

5.3  Adjustment in Capitalization.  In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the PEP and subject to each outstanding Award, and its stated exercise price or the basis upon which the Award is measured, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.  Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code.

5.4  Annual Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the PEP to the contrary, and subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum number of shares of Stock that may be granted to any one Participant during any of the Company’s fiscal years with respect to one or more Awards shall be five hundred thousand (500,000).

SECTION 6
DURATION OF PEP

The PEP shall remain in effect, subject to the Board’s right to terminate the PEP earlier pursuant to Section 17 herein, until all Awards hereunder shall have expired or terminated or shall have been exercised or fully vested, and any Stock subject thereto shall have been purchased or acquired pursuant to the provisions thereof.  Notwithstanding the foregoing, no Award may be granted under the PEP after December 31, 2015.

SECTION 7
STOCK OPTIONS

7.1  Grant of Options.  Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Options granted to each Participant.  The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant except discounted options.  To the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by a Participant in any calendar year (under this PEP and any other plans of the Company) exceeds the limitations set forth in Code Section 422(d), as amended, such Options shall not be deemed incentive stock options.  In determining which Options may be treated as non-qualified options under the preceding sentence, Options will be taken into account in the order of their Grant Dates.  No incentive stock option may be granted to any person who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.  Nothing in this Section 7 of the PEP shall be deemed to prevent the grant of nonstatutory stock options in amounts which exceed the maximum established by Section 422 of the Code.

7.2  Exercise Price.  No Option shall be granted pursuant to the PEP at an exercise price that is less than the Fair Market Value of the Stock on the Grant Date.

7.3  Duration of Options.  Each Option shall expire at such time or times as the Committee shall determine at the time it is granted; provided, however, that no incentive stock option may be granted later than ten (10) years from the date the PEP is adopted or approved by the shareholders, whichever is earlier.

7.4  Exercisability of Options.  Options granted under the PEP shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that no Option shall be exercisable later than ten (10) years from the Grant Date.

7.5  No Obligations to Exercise Options.  The granting of an Option will impose no obligation upon the Participant to exercise such Option.

7.6  Payment.  The purchase price of Stock upon exercise of any Option shall be paid in full either (i) in cash, (ii) in previously-acquired Stock (through actual tender or by attestation) held for more than six (6) months, valued at its Fair Market Value on the date of exercise, or (iii) by a combination thereof as determined by the Committee.  The Committee in its sole discretion may also permit a Participant to make payment of the purchase price upon exercise of any Option through a broker-assisted “cashless” exercise arrangement by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.  The proceeds from payment of exercise prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

7.7  Delivery of Shares.  Within an administratively reasonable period of time after the exercise of an Option, and the payment of the full exercise price, and the satisfaction of all withholding obligations incurred pursuant to such exercise, the Participant shall receive a Stock certificate evidencing his or her ownership of such Stock.  A Participant shall have none of the rights of a shareholder with respect to Options until the record date of the Stock purchase.  No adjustment will be made for dividends or other rights for which the record date is prior to the date such Stock certificate is issued in the Participant’s name.

SECTION 8
RESTRICTED STOCK RIGHTS

8.1  Grant of Restricted Stock Rights.  Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant Restricted Stock Rights under the PEP to such Participants and in such amounts as it shall determine.

8.2  Voting Rights.  During the Restricted Period, Participants holding the Restricted Stock Rights granted hereunder shall have no voting rights with respect to the shares subject to such Restricted Stock Rights prior to the issuance of such shares pursuant to the PEP.

8.3  Dividend Equivalents and Other Distributions.  During the Restricted Period, at the discretion of the Committee, Participants holding Restricted Stock Rights may be entitled to receive dividend equivalents and other distributions paid with respect to those Rights while they are so held.

8.4  Form and Timing of Payment.  Upon the satisfaction of the restrictions, shares will be issued to the Participant.

SECTION 9
PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1  Grant of Performance Shares or Performance Units.  Subject to the provisions of Sections 5 and 6, Performance Shares or Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Performance Shares or Performance Units granted to each Participant.

9.2  Value of Performance Shares and Performance Units.  Each Performance Share and each Performance Unit shall have a value determined by the Committee at the time of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Share or Performance Unit to the Participant.  The time period during which the performance goals must be met shall be called a Performance Period and shall be determined by the Committee.

9.3  Form and Timing of Payment.  For Performance Shares, payment shall be made in Stock.  For Performance Units, payment shall be made in cash, Stock or a combination thereof as determined by the Committee.  Payment shall be made in a lump sum.

SECTION 10
STOCK APPRECIATION RIGHTS

10.1   Grant of Stock Appreciation Rights.  Subject to the provisions of Sections 5 and 6, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised.  Alternatively, SARs may be granted independently of Options.

10.2   Exercisability of SARs.  SARs granted under the PEP shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that no SAR shall be exercisable later than ten (10) years from the Grant Date.

10.3   Exercise of SARs.  Upon exercise of the SAR or at a fixed date after all or part of the SAR becomes exercisable, the Participant shall be entitled to receive payment of an amount determined by multiplying:

(a)           The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the Grant Date, by

(b)           The number of shares with respect to which the SAR is exercised.

10.4   Form and Timing of Payment.  Payment for SARs shall be made in Stock.

10.5   Rule 16b-3 Requirements.  Notwithstanding any other provision of the PEP, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act.

10.6   Term of SAR.  The term of an SAR granted under the PEP shall not exceed ten (10) years.

SECTION 11
NONEMPLOYEE DIRECTOR RETAINER GRANTS

11.1   Payment of Retainer.  The Retainer is payable in cash or Awards.  The Board shall determine the amount of cash,  the number of shares of Stock subject to any Award payable to each Nonemployee Director under this PEP, and may take into consideration any relevant factors, such as shortened term, in setting the amount of Retainer payable to each Nonemployee Director.

11.2   Grant Date.  Unless the Board or Committee determines otherwise, the Grant Date for Awards and distribution of cash under this PEP shall be each Annual Meeting Date.

11.3   Term of Awards.  Subject to the limitations set forth in this PEP, Awards granted to Nonemployee Directors shall be subject to such terms and conditions as set forth in each Award agreement as determined by the Committee in its sole discretion.

11.4   Termination of Service.

(a)   Nonvested Awards.  If a Nonemployee Director holds any nonvested Awards upon a termination of service as a Nonemployee Director due to death, Disability, Retirement, or Change in Control, all such nonvested Awards shall become one hundred percent (100%) vested.  Upon a termination of service as a Nonemployee Director for any reason other than death, Disability, Retirement, or Change in Control, all nonvested Awards shall be canceled.

(b)   Vested Awards.  If a Nonemployee Director holds any vested Awards upon a termination of service as a Nonemployee Director for any reason other than for Cause, a vested Award shall be exercisable on or before the earlier of:  (i) one (1) year following the termination of service, or (ii) the tenth (10th) anniversary date of the Grant Date of the Award.  Upon a termination of service for Cause, all vested Awards shall be canceled.

SECTION 12
RESTRICTIONS

The Committee shall impose such restrictions on any Awards under the PEP as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Awards.

SECTION 13
TERMINATION OF EMPLOYMENT

13.1   Termination of Employee’s Employment Due to Death, Disability, Retirement, Impaction or Change in Control.

(a)   Nonvested Awards.

(i)    Options and SARs.  If a Participant holds any nonvested Options or SARs upon a termination of employment due to death, Disability, Retirement, Impaction, or Change in Control, all such nonvested Options or SARs shall become one hundred percent (100%) vested.

(ii)   Restricted Stock Rights, Performance Shares and Performance Units.  If a Participant holds any nonvested Restricted Stock Rights, Performance Shares or Performance Units upon a termination of employment due to death, Disability, Retirement, Impaction or Change in Control, all such nonvested Restricted Stock Rights, Performance Shares or Performance Units shall vest as follows:

(1)   If the restriction is based on meeting certain service requirements, the Restricted Stock Rights, Performance Shares or Performance Units shall become one hundred percent (100%) vested at termination of employment.

(2)   If the restriction is based on meeting certain performance requirements, the Restricted Stock Right, Performance Share or Performance Unit shall vest at the end of the Performance Period. The Participant shall receive pro rata shares and/or cash payment based on the target award level of achievement, pro rated for the number of full months of service during the Performance Period.  Distribution of shares and/or cash payment shall be made at termination of employment.

(b)   Vested Awards.

(i)    Options and SARs.  If a Participant holds any vested Options or SARs upon a termination of employment due to death, Disability, Retirement, Impaction or Change in Control, vested Options or SARs shall be exercisable on or before the earlier of: (i) three (3) years following the termination of employment or (ii) the tenth (10th) anniversary date of the Grant Date of the Options or SARs.

(ii)   Incentive Stock Options.  Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a termination of employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).

(iii) Restricted Stock Rights, Performance Shares and Performance Units.  If a Participant holds any vested Restricted Stock Rights, Performance Shares or Performance Units subject to a deferral period, payment shall be made at termination of employment.

13.2  Voluntary Termination or Involuntary Termination of Employment For Reasons Other Than Impaction or Cause.

(a)   Nonvested Awards.  If a Participant holds any nonvested Awards upon voluntary termination or involuntary termination of employment for reasons other than Impaction or Cause, all such nonvested Awards shall be canceled.

(b)  Vested Awards.

(i)    Options and SARs.  If a Participant holds any vested Options or SARs upon voluntary termination or involuntary termination of employment for reasons other than Impaction or Cause, such vested Options or SARs shall be exercisable on or before the earlier of: (i) three (3) months following the termination date or (ii) the tenth (10th) anniversary of the Grant Date of the Options or SARs.

(ii)   Restricted Stock Rights, Performance Shares and Performance Units.  If a Participant holds any vested Restricted Stock Rights, Performance Shares and Performance Units which are subject to a deferral period upon voluntary termination or involuntary termination of employment for reasons other than Impaction or Cause, payment shall be made at termination of employment.

13.3   Termination of Employment for Cause.  If a Participant holds any Awards, whether vested or nonvested, all Awards shall terminate immediately and shall be forfeited upon a termination of employment for Cause.

13.4   Disposition of Vested Awards Upon Death.  If a Participant dies without having fully exercised his or her vested Awards, the estate or beneficiary, if such designation was made for purposes of the PEP, shall have the right to exercise the Awards pursuant to the terms and conditions contained herein.

13.5   Discretion of Committee.  Notwithstanding the above, the Committee may, at any time and in its sole discretion, alter the vesting and exercise provisions for all or part of the Awards which have been or will be granted to Participants, subject to Section 17 of the PEP.

SECTION 14
NON-TRANSFERABILITY

The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under the PEP.  Unless otherwise determined by the Committee, no Award granted under the PEP may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or, if applicable, until the termination of any Restricted or Performance Period as determined by the Committee.

SECTION 15
EMPLOYER DISCRETION

15.1   Employment.  Nothing in the PEP shall interfere with or limit in any way the right of any Employer to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Employer.

15.2   Participant.  No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

SECTION 16
SUBSTITUTION OF AWARDS

Any Award may be granted under this PEP in substitution for Awards held by any individual of other corporations who is about to become an Employee of an Employer or a Nonemployee Director as the result of a merger, consolidation or reorganization of the corporation with an Employer, or the acquisition by an Employer of the assets of the corporation, or the acquisition by an Employer of stock of the corporation as the result of which it becomes a subsidiary of an Employer.  The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this PEP to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.  However, in the event that the Award for which a substitute Award is being granted is an incentive stock option, no variation shall adversely affect the status of any substitute Award as an incentive stock option under the Code.

SECTION 17
AMENDMENT, MODIFICATION, AND TERMINATION OF PEP

The Board may at any time, and from time to time, terminate, amend or modify the PEP; provided however, that any such action of the Board shall be subject to approval of the shareholders to the extent required by law or any exchange on which shares of Stock are listed.  Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the President the authority to approve non-substantive amendments to the PEP.  No amendment, modification, or termination of the PEP or any Award under the PEP shall in any manner adversely affect any Award theretofore granted under the PEP without the consent of the holder thereof (unless such change is required in order to cause the benefits under the PEP to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).  Except as provided in Section 5.3, neither the Board, the President nor the Committee may reduce the purchase price or exercise price of any outstanding Award without the approval of the shareholders.

SECTION 18
TAX WITHHOLDING

18.1   Tax Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the PEP.  To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.

18.2   Form of Payment.  To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by (i) using already owned shares that have been held by the Participant for at least six (6) months; (ii) a broker-assisted “cashless” transaction; or (iii) directing the Company to apply shares of Stock to which the Participant is entitled as a result of the exercise of an Option or the lapse of a

Restricted Period (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy the required minimum statutory withholding amount.

18.3   Tax Upon Disposition of Shares Subject to § 422 Restrictions.  In the event that a Participant shall dispose (whether by sale, exchange, gift, the use of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or any like transfer) of any shares of Stock of the Company (to the extent such shares are deemed to be purchased pursuant to an incentive stock option) acquired by him within two (2) years of the Grant Date of the related Option or within one (1) year after the acquisition of such shares, he will notify the secretary of the Company no later than fifteen (15) days from the date of such disposition of the date or dates and the number of shares disposed of by him and the consideration received, if any, and, upon notification from the Company, promptly forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

SECTION 19
INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the PEP and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

SECTION 20
REQUIREMENTS OF LAW

20.1   Requirements of Law.  The granting of Awards and the issuance of shares and/or cash under the PEP shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.2   Governing Law.  The PEP, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Mexico. This PEP is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

20.3   Code Section 162(m).  If the PEP is subject to Section 162(m) of the Code, it is intended that the PEP comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards granted hereunder shall constitute “performance-based” compensation within the meaning of such section.  If any provision of the PEP would disqualify the PEP or would not otherwise permit the PEP to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Participant of any Award previously granted hereunder.

20.4   Code Section 409A.  If any payments under this PEP are subject to the provisions of Code Section 409A, it is intended that the PEP comply fully with and meet all the requirements of Code Section 409A.  Specifically, if any payments under this PEP are subject to Code Section 409A and are made on account of termination of employment to any Participant who qualifies as a “key employee” (as defined in Code Section 416(i) and the regulations thereunder), such payment shall not be made to the Participant earlier than the end of the six-month period following such Participant’s termination of employment.

SECTION 21
FUNDING

The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the PEP.  Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder.  The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

PNM RESOURCES, INC.

By
Date		Jeffry E. Sterba
Chairman, President, and Chief Executive Officer

APPENDIX D

APPROVED BY THE BOARD OF DIRECTORS

December 17, 2003

CHARTER

AUDIT AND ETHICS COMMITTEE

Committee Coordinator -  G. Vavruska-Markum

A.  PURPOSE

1.     The Audit and Ethics Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors to assist the Board in monitoring:

a.     the integrity of the Company’s financial statements;

b.     the Company’s compliance with legal and regulatory requirements;

c.     the independent auditor’s qualifications and independence; and

d.     the performance of the Company’s internal audit function and independent auditors.

2.     The Committee shall monitor the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established.

3.     The Committee shall be responsible for preparing the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

4.     Because the function of the Committee is oversight, the authority and responsibilities contained in this Charter do not include the duties to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

B.  STRUCTURE AND OPERATIONS

1.     The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Governance and Public Policy Committee (“GPPC”).  All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange.  The Committee shall annually elect one of its members to be the Chair, giving due consideration to the nominee recommended by the GPPC.  At least one member shall be designated by the Board as the “audit committee financial expert” as defined by applicable law.  Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

2.     The Committee shall meet as often as it deems appropriate, but no less often than quarterly.  The Committee shall provide the opportunity at each regularly scheduled meeting and other appropriate times for separate executive sessions with management, internal auditors and independent auditors.

3.     The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities.  The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors as it deems necessary in the fulfillment of its duties.  The Committee and its designees shall have unlimited accessibility to all the Company’s records, property, and employees.  The Committee shall have sufficient funding to carry out its duties, including funding for payment of compensation to the independent auditor for preparing or issuing an audit report or performing other audit, review or attest services for the Company; payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

4.     The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C.  DUTIES AND RESPONSIBILITIES

1.     The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The independent auditors shall report directly to the Committee.

2.     The Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditors in accordance with applicable law.  If the Committee delegates its pre-approval authority to one or more of its members, any pre-approvals granted pursuant to the delegation shall be reported to the full Committee at its next meeting.

3.     At least annually, the Committee shall review the qualifications, performance and independence of the independent auditors.  The Committee’s evaluation shall include a review of the audit firm’s lead partner.  As part of this review, the Committee shall obtain and review a report by the independent auditors describing:

a.     the firm’s internal quality control procedures;

b.     any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with those issues; and

c.     all relationships between the independent auditors and the Company to assist the Committee in assessing the auditor’s independence.

4.     As part of the annual review of the independent auditors, the Committee shall discuss with the independent auditors any relationships or services provided to the Company that may impact their objectivity and independence and significant legal matters involving the firm.  For purposes of this discussion, significant legal matters do not include litigation that is merely incidental to the practice of the accounting profession.  Significant legal matters include:

a.     legal matters that may have a significant adverse effect on the firm or its reputation;

b.     lawsuits or enforcement actions that have been filed by the SEC against the firm;

c.     criminal actions concerning the firm’s professional practice in which the firm or any of its partners or professional staff is a defendant;

d.     SEC investigations involving an individual who would be providing services for the Company; and

e.     any other matters that may affect the firm’s continuing ability to perform auditing services in a manner that maintains investor confidence in the integrity of the Company’s financial statements.

5.     The Committee shall recommend to the Board any appropriate action to be taken as a result of the annual review of the independent auditors that may be necessary to satisfy itself of the independence of the independent auditors and their ability to satisfactorily perform auditing services.

6.     The Committee shall assure the rotation of the lead audit partner every five years and other audit partners every seven years and shall establish hiring policies regarding employees and former employees of the independent auditors.  The Committee shall have the authority to adopt, review and revise policies regarding the regular rotation of the audit firm.

7.     The Committee shall review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including the footnotes, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the certifications of the Chief Executive Officer and the Chief Financial Officer required by applicable law regarding the Company’s financial statements and reports filed with the SEC.  In conducting its review, the Committee shall review:

a.     major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

b.     analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

c.     the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

8.     The Committee shall discuss the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.  The discussions may be general in nature, consisting of the types of information to be disclosed and the types of presentations to be made.

9.     The Committee shall discuss the scope, objectives, staffing, reliance upon management and procedures to be included in the annual audit with the independent auditors, including the coordination of the audit effort with the Audit Services Department.

10.   The Committee shall discuss all items required to be communicated in accordance with applicable law, auditing standards or other professional accounting standards relating to the conduct of the audit, including reviewing with the independent auditors any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11.   The Committee shall discuss policies regarding risk assessment and risk management in order to evaluate their effectiveness in identifying and mitigating significant risks and exposures, including business and financial risks, financial reporting and accounting controls, litigation issues, computerized information system controls and security, compliance with laws and regulations, other internal controls, and areas of operational risk that may impact the Company’s financial health.  The Committee shall review and monitor risk mitigation and management methods designed to address these risks.

12.   The Committee shall review material written communications prepared by the internal and independent auditors and the actions taken by management in response to the internal and independent auditors’ suggestions.

13.   The Committee shall review and monitor the Company’s Code of Conduct Ethics and Compliance Program, including the effectiveness of the Program for monitoring compliance with laws and regulations and the results of management’s investigations and handling of any instances of non-compliance, including disciplinary action.

14.   The Committee shall review policies and procedures regarding officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal or independent auditors.

15.   The Committee shall establish procedures for:

a.     the receipt, retention and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

b.     the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16.   The Committee shall review and consult with management regarding management’s appointment, evaluation, replacement, reassignment and dismissal of the Director of Audit Services.

17.   The Committee shall review the Audit Services Department’s objectives, resources and effectiveness; its organizational position, objectivity and status within the Company; its compliance with relevant professional standards; and its annual audit plan, including its coordination with the examination performed by the independent auditors.

18.   The Committee shall review the results of the internal audit activities for the year, internal audit’s consideration of the internal control structure and its evaluation of the adequacy of the internal controls over the financial reporting process, computer controls and security, and Company-wide risk management.

19.   The Committee shall review with the General Counsel significant litigation and regulatory matters involving the Company and review with the General Counsel and the independent auditors related disclosures made in the financial statements and related footnotes.

20.   The Committee shall make regular reports to the Board of its ongoing activities, actions taken, and, in particular, shall report to the Board regarding any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal auditors.

21.   The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

22.   The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

APPENDIX E

APPROVED BY THE BOARD OF DIRECTORS

December 17, 2003

(Amended 02/15/05)

CHARTER

FINANCE COMMITTEE

Committee Coordinator – J. R. Loyack

A.   PURPOSE

1.     The Finance Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors with responsibility to:

a.     review and recommend to the Board the Company’s capital structure and financial strategy, including dividend policy;

b.     oversee the Company’s financial performance, capital expenditures and investment procedures and policies;  and

c.     oversee risk management strategies and policies.

2.     The Committee shall have responsibility to oversee the governance, performance and funding level of the pension fund and the performance of the 401(k) plan funds.

B.  STRUCTURE AND OPERATIONS

1.     The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Governance and Public Policy Committee (“GPPC”).  All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange.  The Committee shall annually elect one of its members to be the Chair, giving due consideration to the nominee recommended by the GPPC.

2.     The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

3.     The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities.  The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors as it deems necessary in the fulfillment of its duties.  The Committee and its designees shall have unlimited accessibility to all the Company’s records, property, and employees.  The Committee shall have sufficient funding to carry out its duties, including funding for payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

4.     The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C.  DUTIES AND RESPONSIBILITIES

1.     The Committee shall review and recommend to the Board changes in capital structure, financial strategy and dividend policy for the Company.

2.     The Committee shall assist the Board in reviewing the Company’s financial results compared to the business plan (the Annual Operating Plan (AOP)) and assess operational performance.

E-1

3.     The Committee shall review and approve the Company’s pension and corporate investment procedures, policies, investment performance, and compliance of fund managers with company policy.

4.     The Committee shall review and approve the Company’s Capital Development & Approval Process (CDAP) and Capital Allocation Policy.

5.     The Committee shall review the Company’s Capital Expenditure Budget and recommend the appropriate spending levels to the Board for approval.

6.     The Committee shall review and approve all single capital projects in excess of $10 million for compliance with corporate strategic goals, and review summary lists of all capital projects of $1 million or more.  All capital projects shall have previously been approved by the CEO or any officer of the Company to whom such authority has been properly delegated.

7.     The Committee shall review all equity and debt financing of $30 million or more (including leases, special purpose vehicles, refinancing, restructuring and early retirement) and recommend approval by the Board.

8.     The Committee shall review reports regarding the performance of the Company’s 401(k) plan funds.

9.     The Committee shall review and consult with management on risk management policies and procedures.  The Committee shall approve the Risk Management Policy, Risk Management Committee members, and authorize risk tolerance and review trading in derivative instruments.

10.   The Committee shall review the Company’s insurance program for adequacy of coverage.

11.   The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

12.   The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

E-2

APPENDIX F

APPROVED BY THE BOARD OF DIRECTORS

December 17, 2003

CHARTER

GOVERNANCE AND PUBLIC POLICY COMMITTEE

Committee Coordinator – W. J. Real

A.  PURPOSE

1.     The Governance and Public Policy Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors with responsibility to:

a.     identify individuals qualified to become board members;

b.     recommend to the Board director nominees for the next annual meeting of shareholders;

c.     develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

d.     oversee the evaluation of the Board and critical management policies, initiatives and community activities.

2.     The Committee shall be responsible for monitoring, evaluating and recommending appropriate actions to the Board regarding the Company’s public responsibilities, corporate image and corporate citizenship such that the Company is held in high regard by its customers, shareholders, government officials, and the public at large.

3.     The Committee shall have oversight responsibility regarding conflicts of interest.  The Committee shall have authority to consider requests for waivers for a Director or Executive Officer of the Company’s Principles of Business Conduct, for recommendation to the Board.

B.  STRUCTURE AND OPERATIONS

1.     The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Committee.  All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange.  The Committee shall annually elect one of its members to be the Chair.

2.     The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

3.     The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities.  The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors as it deems necessary in the fulfillment of its duties.  The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, and to approve the search firm’s fees and other retention terms.  The Committee and its designees shall have unlimited accessibility to all the Company’s records, property, and employees.  The Committee shall have sufficient funding to carry out its duties, including funding for payment of compensation to search firms used to identify director candidates;

payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

4.     The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C.  DUTIES AND RESPONSIBILITIES

1.     The Committee shall develop candidate qualifications for Board membership.  General qualifications for Board membership shall be included in the corporate governance principles recommended by the Committee and approved by the Board.

2.     The Committee shall recommend to the Board nominees for election to the Board.

3.     The Committee shall recommend to the Board nominees to fill Board vacancies.

4.     The Committee shall recommend to the Board the composition and organization of the Board, including committee assignments.  The Committee shall recommend nominees for committee chairs.

5.     The Committee shall recommend Board compensation levels and stock ownership guidelines.

6.     The Committee shall review and recommend on a periodic basis to the full Board the optimum size of the Board.

7.     The Committee shall review Board practices, which influence the effectiveness of the Board, including conflict of interest and Board effectiveness evaluations.  The Committee shall develop and recommend evaluation processes for use by the committees of the Board in conducting their annual self-evaluations.

8.     The Committee shall recommend criteria for a continuing education program for directors and provide information on corporate board and utility industry education programs.

9.     The Committee shall recommend criteria to be applied in determining whether directors should continue in office, and review directors’ performance.

10.   The Committee shall review the nature and adequacy of information supplied to directors regarding Company activities, industry trends and public policy developments.

11.   The Committee shall review the Company’s key public policy positions taken in legislative, regulatory and judicial forums.

12.   The Committee shall monitor the Company’s corporate image strategy, community involvement; communication initiatives, and results, including PNM Foundation and corporate charitable giving programs.

13.   The Committee shall have the responsibility to review the Corporate Governance Principles and recommend desirable changes to the Board.

14.   The Committee shall have authority to consider requests for waivers for a Director or Executive Officer of the Company’s Principles of Business Conduct.  There shall be a strong presumption against providing any waivers.  Any waivers granted must be accompanied by terms and conditions sufficient to protect the Company under the circumstances.  Any waiver of the principles for any

Director or Executive Officer shall be referred to the full Board for final approval and if granted, shall promptly be disclosed to shareholders.

15.   The Committee shall develop and circulate to the Directors and Officers a Conflict of Interest Questionnaire to be completed annually.  If an actual or potential conflict of interest arises for a Director, the Committee shall address the matter with the Director and promptly inform the CEO and the Board.  If a significant conflict exists and cannot be resolved, the Committee shall seek the Director’s resignation.  Any conflict of interest issue involving the CEO shall be referred to the Board for resolution.  Any conflict of interest issue involving any other Officer of the Company shall be referred to the CEO for resolution with the requirement that the CEO shall report to the Committee how the matter was resolved.

16.   The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

17.   The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

APPENDIX G

APPROVED BY THE BOARD OF DIRECTORS

December 17, 2003

(Amended 02/14/05)

CHARTER

HUMAN RESOURCES AND COMPENSATION COMMITTEE

Committee Coordinator – A. A. Cobb

A.  PURPOSE

1.       The Human Resources and Compensation Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors with responsibility to:

a.     review and approve corporate goals and objectives relevant to CEO compensation;

b.     evaluate the CEO’s performance in light of those goals and objectives; and

c.     determine and recommend for approval by the independent directors of the Board the CEO’s compensation level based on this evaluation.

d.     oversees the performance evaluation process of the CEO.

2.     The Committee shall be responsible for the evaluation of management performance.  The Committee shall be responsible for making recommendations to the Board regarding non-CEO compensation, incentive-compensation plans and equity-based plans.

3.     The Committee shall be responsible for preparing the report on executive compensation required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

B.  STRUCTURE AND OPERATIONS

1.     The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Governance and Public Policy Committee (“GPPC”).  All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange.  The Committee shall annually elect one of its members to be the Chair, giving due consideration to the nominee recommended by the GPPC.

2.     The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

3.     The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities.  The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors as it deems necessary in the fulfillment of its duties.  The Committee shall have sole authority to retain and terminate any compensation consulting firm to be used to assist the Committee in the evaluation of CEO or senior executive compensation, and to approve the consulting firm’s fees and other retention terms.  The Committee and its designees shall have unlimited accessibility to all the Company’s records, property, and employees.  The Committee shall have sufficient funding to carry out its duties, including funding for payment of compensation to compensation consulting firms; payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

4.     The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C.  DUTIES AND RESPONSIBILITIES

1.     The Committee shall review the Company’s compensation policies and benefit programs and how they relate to the attainment of goals.  The Committee shall recommend to the Board the compensation philosophy and guidelines for the entire executive and managerial group, giving emphasis to rewarding long term results and maximizing shareholder value.  The Committee shall make recommendations to the Board regarding use of equity-based compensation plans.

2.     The Committee shall establish an appropriate compensation program for the CEO based on a review of compensation practices for CEO’s and various executives in the Company’s own industry, as well as comparable positions in New Mexico and the region.  This program shall include attainment of corporate goals as a key part of its structure.

3.     The Committee shall review and recommend to the independent directors the CEO’s compensation level, including incentives, each year and communicate this to the CEO.  The level of compensation shall be measured against attainment of goals.

4.     The Committee shall review and approve the compensation levels, including incentives, for officers and other highly compensated employees, giving due consideration to the CEO’s recommendations.  As part of this review the Committee shall review the performance evaluations provided by the CEO for the officers and other highly compensated employees.

5.     The Committee oversees, and includes the independent directors in the annual performance evaluation of the CEO, giving emphasis to management’s performance relative to the performance goals established by the Board for that year.

6.     The Committee shall review, and make recommendations to the Board concerning any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, and severance or termination arrangements.

7.     The Committee shall assure management continuity through annual review and approval of a succession plan for the CEO and review of the CEO’s plans for other members of executive management.

8.     The Committee shall review and monitor the Company’s Affirmative Action program.

9.     The Committee shall review reports and presentations from employee organizations, such as Llave and the Women’s Professional Organization (WPO).

10.   The Committee shall review management’s recommendations on health, retirement and other related employee benefit programs.  The Committee shall approve new plans or substantive changes to existing programs in accordance with Board resolutions adopted February 19, 2002.  The Committee shall review reports regarding the adequacy and diversity of the investment fund options under the Company’s 401(k) plan and the educational programs provided to employees regarding participation in the 401(k) plan.

11.   The Committee shall review and approve any additional employee benefits plans and any amendments to employee benefits plans, including those currently in effect and those that may be added in the future, except:

a.     those plans and amendments that exclusively affect the benefits of employees included in a unit of employees covered by a collective bargaining agreement with a labor union;

b.     amendments that are not essential to the meaning of the plan;

c.     amendments that do not increase the costs of the plan by 10% or more over the costs of the plan in the prior year;

d.     amendments that do not alter the purpose of the plan;

e.     amendments that are required by applicable tax law;

f.      amendments that do not change the participants eligible to participate in the plan nor the intended benefits of the plan;

g.     amendments to correct obvious errors such as typographical or grammatical errors;

h.     amendments required by changes in legal requirements applicable to the plan; and

i.      amendments necessary to clarify the meaning of one or more provisions of the plan.

12.     The Committee shall review any additional employee benefits plans and amendments for which committee approval is not required.

13.     The Committee shall review and approve any employee benefits plan and amendment that is solely for the benefit of one or more officers.

14.     At least annually the Committee shall review management development and succession planning to assure the effectiveness of the process and identify areas of need.

15.     The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

16.     The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

For purposes of this Charter, “employee benefits plan” includes all plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the trusts or other funding mechanisms for the plans, and individually negotiated severance or deferred compensation agreements, whether or not covered by Section 3(3) of ERISA.

Directions to

PNM Resources, Inc.

Annual Meeting of Shareholders

Tuesday, May 17, 2005 – 9:00 a.m.

National Hispanic Cultural Center

Bank of America Theatre

1701 Fourth Street, SW – Albuquerque, NM

P R O X Y

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints M. T. Pacheco, R. M. Price, and J. E. Sterba and each or any one of  them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of  substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting  of Shareholders of PNM Resources, Inc., to be held at the National Hispanic Cultural Center, Bank of America Theatre, 1701 Fourth Street SW, Albuquerque, NM, at 9:00 a.m., Mountain Daylight Time,  on May 17, 2005, and at any continuation of the meeting, if adjourned, on all matters coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSALS 1, 2, 3, and 4.

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù	FOLD AND DETACH HERE	Ù

Fellow Shareholder,

Your company’s Board of Directors cordially invites you to attend the 2005 Annual Meeting of Shareholders of PNM Resources, Inc. The meeting will be held on Tuesday, May 17, 2005, beginning at 9:00 a.m., at the National Hispanic Cultural Center, Bank of America Theatre, 1701 Fourth Street, in Albuquerque, NM.

The Annual Meeting offers an opportunity to become acquainted with me and the other directors,  together with all the members of the PNM Resources executive team, and to discuss our plans for the future. For shareholders who do not join us in person, we will be making my speech available on thepnm.com web site on the day of the meeting.

If you are unable to attend this year’s meeting, please take a few moments to read the enclosed proxy statement and cast your vote for the election of directors, the appointment of our auditor for 2005, the amendment to the Restated Articles of Incorporation and the approval of the Amended and Restated Omnibus Performance Equity Plan. We are offering shareholders the option to register their votes by telephone, over the Internet, as well as with the traditional mail-in ballot or by casting your vote in person at the Annual Meeting.

On behalf of all the men and women who work for PNM Resources and PNM, I thank you for your continued confidence in us.

Sincerely,

Jeffry E. Sterba

Chairman, President & CEO

A VOTE “FOR” THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

PROPOSAL 1: ELECTION OF DIRECTORS

01 Adelmo E. Archuleta, 02 Julie A. Dobson, and 03 Charles E. McMahen
					FOR	AGAINST	ABSTAIN
FOR	WITHHOLD AUTHORITY	FOR ALL	PROPOSAL 2:	Approve the appointment of Deloitte & Touche LLP as independent accountants for 2005.	☐	☐	☐
all nominees listed above	to vote for all nominees	nominees listed above except			FOR	AGAINST	ABSTAIN
☐	☐	☐	PROPOSAL 3:	Approve amendment to the Restated Articles of Incorporation of PNM Resources, Inc.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.			PROPOSAL 4:	Approve Amended and Restated Omnibus Performance Equity Plan.	☐	☐	☐

			PROPOSAL 5:	Conduct other business properly brought up at the meeting.

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-bystep instructions will prompt you through enrollment.

Signature	Signature	Date

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù	FOLD AND DETACH HERE	Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on May 16, 2005

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/pnm		1-866-540-5760		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.pnm.com

VOTE AUTHORIZATION FORM

I understand that The Vanguard Fiduciary Trust Company is the holder of record and custodian of all shares of PNM Resources common stock held by the PNM Resources, Inc. Retirement Savings Plan (“RSP”) which are allocated to my RSP account. Further, I understand that my voting instructions are solicited on behalf of PNM Resources’ Board of Directors for the Annual Meeting of Shareholders of PNM Resources to be held on May 17, 2005.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù	FOLD AND DETACH HERE	Ù

Dear RSP Participant:

In connection with the Annual Meeting of Shareholders of PNM Resources, Inc. on May 17, 2005, you may direct the voting of shares of PNM Resources common stock held by the PNM Resources, Inc. Retirement Savings Plan (“RSP”), formerly known as the Master Employee Savings Plan and Trust, which are allocated to your account. Instructions are set forth below for providing your timely express directions over the Internet, by telephone, or by mail.

The RSP requires us to provide voting instructions to the Trustee, The Vanguard Fiduciary Trust Company, for all shares held under the plan. Your voting directions will be received in confidence and tallied by the tabulator for PNM Resources, Mellon Investor Services, who will only provide us with the cumulative results of all of the express directions received, so that we may instruct the Trustee to vote your allocated shares in accordance with the express directions received from you. No individual participant vote information will be provided to us.

If no timely express directions are received from you, then we shall instruct the Trustee to vote the shares allocated to your account as follows:

•                                          FOR the election of the three nominees for directors of PNM Resources.

•                                          FOR the appointment of Deloitte & Touche LLP as independent public accountants for 2005.

•                                          FOR the approval of the amendment to the Restated Articles of Incorporation of PNM Resources.

•                                          FOR the approval of the Amended and Restated Omnibus Performance Equity Plan.

The Corporate Investment Committee has authorized Terry Horn to attend the Annual Meeting and vote all the shares held in the RSP in accordance with his discretion on such other matters as may properly come before the meeting.

We encourage you to direct the voting of the shares allocated to your RSP account by voting over the Internet or by telephone on or before May 13, 2005 at 12 noon, Eastern Time or by signing and mailing the vote authorization form so that it is received on May 13, 2005. If you vote over the Internet or by telephone, you may change your express voting directions up until the deadline for voting over the Internet or by telephone. Please note that the deadline for voting your RSP shares is earlier than for any shares held directly by you so that there is adequate time to instruct the Trustee to vote the RSP shares.

Sincerely,

Corporate Investment Committee,

Terry R. Horn
Committee Chairperson

(Please note that this form is only for voting RSP shares. You must use the separate proxy card provided to you to vote shares held directly by you.)

A VOTE “FOR” THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

PROPOSAL 1: ELECTION OF DIRECTORS

01 Adelmo E. Archuleta, 02 Julie A. Dobson, and 03 Charles E. McMahen					FOR	AGAINST	ABSTAIN
			PROPOSAL 2:	Approve the appointment of Deloitte & Touche LLP as independent accountants for 2005.	☐	☐	☐
FOR	WITHHOLD AUTHORITY	FOR ALL			FOR	AGAINST	ABSTAIN
all nominees listed above	to vote for all nominees	nominees listed above except	PROPOSAL 3:	Approve amendment to the Restated Articles of Incorporation of PNM Resources, Inc.	☐	☐	☐
☐	☐	☐

					FOR	AGAINST	ABSTAIN
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.			PROPOSAL 4:	Approve Amended and Restated Omnibus Performance Equity Plan.	☐	☐	☐

Signature	Signature	Date

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù	FOLD AND DETACH HERE	Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on May 13, 2005

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/pnm-emp		1-866-540-5760		Mark, sign and date
Use the internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	your proxy card and
Have your proxy card in hand when		vote your proxy. Have your proxy		return it in the
you access the web site.		card in hand when you call.		enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.pnm.com